                                                                     EXHIBIT 2.1
                                                                  CONFORMED COPY



================================================================================


                         ____________________________


                      STOCK AND ASSET PURCHASE AGREEMENT

                         ____________________________

                                    BETWEEN

                               SULZER MEDICA USA
                                  HOLDING CO.

                                      AND

                              GUIDANT CORPORATION



                        DATED AS OF SEPTEMBER 20, 1998
                          AS AMENDED FEBRUARY 1, 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                           ARTICLE I   DEFINITIONS
SECTION 1.01.  Certain Defined Terms                                         2

                        ARTICLE II   PURCHASE AND SALE                      12
SECTION 2.01.  Purchase and Sale of the Shares                              12
SECTION 2.02.  Purchase and Sale of Assets                                  12
SECTION 2.03.  Assumption of Liabilities                                    12
SECTION 2.04.  Purchase Price                                               12
SECTION 2.05.  Closing                                                      13
SECTION 2.06.  Closing Deliveries by the Seller                             14
SECTION 2.07.  Closing Deliveries by the Purchaser                          14
SECTION 2.08.  Adjustment of Base Purchase Price                            14

          ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE SELLER        17
SECTION 3.01.  Incorporation and Authority of the Seller                    17
SECTION 3.02.  Incorporation and Authority of the Asset Sellers             17
SECTION 3.03.  Incorporation and Authority of the Subsidiaries              18
SECTION 3.04.  Subsidiaries; Capital Stock of the Subsidiaries              18
SECTION 3.05.  No Conflict                                                  18
SECTION 3.06.  Consents and Approvals                                       19
SECTION 3.07.  Financial Information                                        19
SECTION 3.08.  Absence of Undisclosed Liabilities, Etc.                     19
SECTION 3.09.  Absence of Certain Changes or Events                         20
SECTION 3.10.  Litigation                                                   20
SECTION 3.11.  Compliance with Laws; Certain Regulatory Matters             20
SECTION 3.12.  Licenses and Permits                                         20
SECTION 3.13.  Environmental Matters                                        21
SECTION 3.14.  Intellectual Property Rights                                 21
SECTION 3.15.  Material Contracts                                           22
SECTION 3.16.  Real Property                                                25
SECTION 3.17.  Employee Benefit Matters                                     25
SECTION 3.18.  Taxes                                                        26
SECTION 3.19.  Assets of the Electrophysiology Business                     27
SECTION 3.20.  FDA and Product Matters                                      27
SECTION 3.21.  Product and Service Warranties                               28
SECTION 3.22.  Sales Representatives; Sales Data                            28
SECTION 3.23.  Certain Interests                                            28
SECTION 3.24.  Brokers                                                      29

         ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER       29
SECTION 4.01.  Incorporation and Authority of the Purchaser                 29
SECTION 4.02.  No Conflict                                                  29
SECTION 4.03.  Consents and Approvals                                       30
SECTION 4.04.  Litigation                                                   30
SECTION 4.05.  Investment Purpose                                           30

SECTION 4.06.  Brokers                                                                  30

                       ARTICLE V   ADDITIONAL AGREEMENTS                                30
SECTION 5.01.  Conduct of Electrophysiology Business Prior to the Closing               30
SECTION 5.02.  Investigation; Confidentiality                                           34
SECTION 5.03.  Access to Information                                                    36
SECTION 5.04.  Books and Records                                                        37
SECTION 5.05.  Satisfaction of Conditions Precedent; Regulatory and Other
               Authorizations; Notices and Consents                                     38
SECTION 5.06.  Notification to Governmental Authorities; Litigation                     39
SECTION 5.07.  Non-Competition                                                          39
SECTION 5.08.  Intercompany Arrangements                                                40
SECTION 5.09.  Use of the Seller's Name                                                 40
SECTION 5.10.  Insurance Coverage                                                       41
SECTION 5.11.  Guaranties                                                               41
SECTION 5.12.  Transition Services                                                      42
SECTION 5.13.  Notice of Developments                                                   42
SECTION 5.14.  Acquisition Proposals                                                    42
SECTION 5.15.  Audited Financial Statements                                             43
SECTION 5.16.  Sales Representatives                                                    43
SECTION 5.17.  Sales Representative Guarantees                                          44
SECTION 5.18.  Procedures Relating to United States Dual Sales Representatives          44
SECTION 5.19.  Procedures Relating to Canadian Dual Sales Representatives               45
SECTION 5.20.  Certain Intellectual Property Matters                                    47
SECTION 5.21.  Further Action                                                           48

                         ARTICLE VI   EMPLOYEE MATTERS                                  49
SECTION 6.01.  Offer of Employment; Continuation of Benefits                            49
SECTION 6.02.  Cash Compensation                                                        49
SECTION 6.03.  401(k) Plan                                                              49

                           ARTICLE VII   TAX MATTERS                                    50
SECTION 7.01.  Indemnity                                                                50
SECTION 7.02.  Tax Returns and Payments                                                 51
SECTION 7.03.  Refunds                                                                  52
SECTION 7.04.  Contests                                                                 52
SECTION 7.05.  Cooperation and Exchange of Information                                  54
SECTION 7.06.  Conveyance Taxes                                                         54
SECTION 7.07.  Miscellaneous                                                            55

                     ARTICLE VIII   CONDITIONS TO CLOSING                               55
SECTION 8.01.  Conditions to Obligations of the Seller                                  55
SECTION 8.02.  Conditions to Obligations of the Purchaser                               56

                         ARTICLE IX   INDEMNIFICATION                                   58
SECTION 9.01.  Survival of Representations and Warranties and Certain Indemnities       58
SECTION 9.02.  Indemnification by the Purchaser                                         59
SECTION 9.03.  Indemnification by the Seller                                            61

                      ARTICLE X   TERMINATION AND WAIVER                                65

SECTION 10.01.  Termination                                                 65
SECTION 10.02.  Effect of Termination                                       66
SECTION 10.03.  Waiver                                                      66

                        ARTICLE XI   GENERAL PROVISIONS                     66
SECTION 11.01.  Expenses                                                    67
SECTION 11.02.  Notices                                                     67
SECTION 11.03.  Public Announcements                                        68
SECTION 11.04.  Headings                                                    68
SECTION 11.05.  Severability                                                68
SECTION 11.06.  Entire Agreement                                            68
SECTION 11.07.  Assignment; Fulfillment of Obligations                      69
SECTION 11.08.  No Third Party Beneficiaries                                69
SECTION 11.09.  Amendment                                                   69
SECTION 11.10.  Governing Law                                               69
SECTION 11.11.  Payments on Behalf of Affiliates                            70
SECTION 11.12.  Counterparts                                                70
SECTION 11.13.  Disclosure Schedule                                         70
SECTION 11.14.  Currency                                                    70
SECTION 11.15.  Specific Performance                                        70
SECTION 11.16.  Waiver of Jury Trial                                        71

                                                                            PAGE
EXHIBITS

Exhibit A                -   The First Tier Subsidiaries
Exhibit B                -   The Second Tier Subsidiaries
Exhibit 2.04(b)(i)       -   Designated Sales and Sales Representatives in the
                             United States
Exhibit 2.04(b)(ii)      -   Employment Agreement
Exhibit 5.12             -   Transition Services Agreement
Exhibit 5.16(a)          -   Sales Representative Procedures
Exhibit 5.16(b)          -   Compensation and Sales Package
Exhibit 10.02(a)(i)(A)   -   Settlement Agreement

          STOCK AND ASSET PURCHASE AGREEMENT, dated as of September 20, 1998, as amended February 1, 1999, between SULZER MEDICA USA HOLDING CO., a corporation organized under the laws of the State of Delaware (the "Seller"), and GUIDANT
                                                        ------
CORPORATION, a corporation organized under the laws of the State of Indiana (the "Purchaser").
 ---------


                             W I T N E S S E T H:

          WHEREAS, the Seller, through various subsidiaries, Affiliates, agencies and distributors, is engaged in the design, manufacture, marketing, sale and distribution of cardiac rhythm management products (the
"Electrophysiology Business");
 --------------------------

          WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Electrophysiology Business, upon the terms and subject to the conditions set forth herein;

          WHEREAS, as part of the sale of the Electrophysiology Business by the Seller and the purchase of the Electrophysiology Business by the Purchaser hereunder, the Seller will sell, or cause to be sold, to the Purchaser all of the outstanding shares of capital stock and other equity interests, if any (collectively, the "Shares"), of the subsidiaries or Affiliates of the Seller
                    ------
listed on Exhibit A hereto (collectively, the "First Tier Subsidiaries");
                                               -----------------------

          WHEREAS, the First Tier Subsidiaries own, directly or indirectly, equity interests in certain other entities listed on Exhibit B hereto (collectively, the "Second Tier Subsidiaries" and, together with the First Tier
                    ------------------------
Subsidiaries, the "Subsidiaries"); and
                   ------------

          WHEREAS, also as part of the sale of the Electrophysiology Business by the Seller and the purchase of the Electrophysiology Business by the Purchaser hereunder, Sulzer Medica Canada, Inc. ("Sulzer Canada" or the "Asset Sellers")
                                        -------------          -------------
will transfer all of its right, title and interest in and to certain of their assets to the Purchaser or one of its Affiliates pursuant to Section 11.07 of the Purchase Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Seller and the Purchaser hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings:

          "Acquisition Proposal" shall have the meaning ascribed thereto in
           --------------------
Section 5.14.

          "Action" means any claim, action, suit, arbitration, inquiry,
           ------
proceeding or investigation by or before any Governmental Authority or any court, tribunal or judicial, quasi-judicial or arbitral body.

          "Actual Operating Income" shall have the meaning ascribed thereto in
           -----------------------
Section 5.19(g).

          "Adjusted Base Purchase Price" means the Base Purchase Price, as
           ----------------------------
adjusted pursuant to Section 2.04(b) and Section 2.08, recalculated as if all of the Sales Representatives in the United States who became representatives, subrepresentatives, consultants or employees (principally in a sales or marketing function) of the Purchaser or any of its Affiliates after the Closing Date and on or prior to the six-month anniversary of the Closing Date (other than solely as a result of remaining a Sales Representative of a Subsidiary following the Closing under such Sales Representative's then current agreement) had entered into Employment Agreements on or prior to the Closing Date.

          "Affiliate" means, with respect to any specified Person, any other
           ---------
Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

          "Affiliate Arrangements" shall have the meaning ascribed thereto in
           ----------------------
Section 3.23.

          "Agreement" or "this Agreement" means this Stock and Asset Purchase
           ---------      --------------
Agreement, dated as of September 20, 1998, between the Seller and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions hereof.

          "Ancillary Agreements" means the Asset Transfer and Assumption
           --------------------
Agreements and the Transition Services Agreement.

          "Asset Sellers" shall have the meaning ascribed thereto in the
           -------------
recitals to this Agreement.

          "Asset Transfer and Assumption Agreements" means the agreements in
           ----------------------------------------
form and substance reasonably satisfactory to the Purchaser and the Seller, to be dated as of the Closing Date, pursuant to which the Asset Sellers will transfer to the Purchaser the Sulzer Assets and the Purchaser will assume the Sulzer Assumed Liabilities in accordance with the terms of this Agreement.

          "Asset Transfer Taxes" shall have the meaning ascribed thereto in
           --------------------
Section 7.06.

          "Base Purchase Price" shall have the meaning ascribed thereto in
           -------------------
Section 2.04.

          "Basket Amount" shall have the meaning ascribed thereto in Section
           -------------
9.03.

          "Business Day" means any day that is not a Saturday, a Sunday or other
           ------------
day on which banks are required or authorized by Law to be closed in The City of New York.

          "Canadian Distribution Period" shall have the meaning ascribed thereto
           ----------------------------
in Section 5.19(a).

          "Canadian Dual Sales Representative" shall have the meaning ascribed
           ----------------------------------
thereto in Section 5.19(a).

          "Canadian Operating Income" for any period means the net pre-tax
           -------------------------
operating income of Carbomedics and its Affiliates arising from the sale of products of Carbomedics in Canada in such period.

          "Carbomedics" means Sulzer Carbomedics Inc.
           -----------

          "Cardiac Stimulation Devices" means devices which electrically
           ---------------------------
stimulate or shock the heart and which are suitable for use by or with human patients. The term "Cardiac Stimulation Devices" includes, without limitation: cardiac pacemakers, antiachycardia pacemakers, cardioverters, and defibrillators, including combinations thereof, whether implantable or not; pulse generators and other waveform generators for such devices; leads, electrodes, sensors, capacitors, power sources, and all other components for such devices; mechanisms for coupling such generators in a stimulating, shocking, or sensing relationship to the heart; and data dispensing, processing, and gathering systems for such devices, including programmers, pacing system analyzers, defibrillation system analyzers, testers, encoders, decoders, transmitters, receivers, and computer software-controlled systems, and including the software. The term "Cardiac Stimulation Devices" excludes by way of example and not limitation, muscle stimulators, nerve stimulators, bone growth stimulators and associated devices, holter monitors, drug release pumps, cardiac pumps, artificial hearts, prosthetic heart valves, catheter ablation devices, imaging systems, catheter location systems, apparatus for revascularization or correction of other physical defects in heart tissue, arrhythmia mapping devices, angioplasty devices and EKG monitors (other than pacing programmers) which are standalone, non-ambulatory, and not intended for transtelephonic monitoring.

          "Clinical Application Research Studies" means post-approval clinical
           -------------------------------------
studies of market-released products that do not require an Investigational Device Exemption from the FDA.

          "Closing" shall have the meaning ascribed thereto in Section 2.05.
           -------

          "Closing Balance Sheet" means (i) for all purposes other than with
           ---------------------
regards to the preparation of the Closing Balance Sheet as contemplated by
Section 2.08 of the Purchase Agreement, the audited balance sheet (including the related notes and schedules thereto) of the Electrophysiology Business, to be prepared pursuant to Section 2.08(a) and to be dated as of the Closing Date and
(ii) solely for the purpose of preparation of the Closing Balance Sheet as contemplated by Section 2.08 of the Purchase Agreement, the audited balance sheet (including the related notes and schedules thereto) of the Electrophysiology Business, to be prepared pursuant to Section 2.08(a) and to be dated as 11:59 P.M., New York City time, on January 31, 1999.

          "Closing Date" shall have the meaning ascribed thereto in Section
           ------------
2.05.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Confidentiality Agreement" shall have the meaning ascribed thereto in
           -------------------------
Section 5.02.

          "control" (including the terms "controlled by" and "under common
           -------                        -------------       ------------
control with") means the possession, directly or indirectly or as trustee or
------------
executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

          "Designated Financial Statements" shall have the meaning ascribed
           -------------------------------
thereto in Section 5.15.

          "Designated Sales" means the sales of the Electrophysiology Business
           ----------------
in the United States during the period from January 1, 1998 through July 3, 1998 as set forth in Exhibit 2.04(b)(i), less any sales set forth in such Exhibit 2.04(b)(i) by any Sales Representative in the United States who dies after the date hereof and prior to the Closing Date.

          "Disclosed Items" means Items 2 and 3 in Section 3.14(b) of the
           ---------------
Disclosure Schedule.

          "Disclosure Schedule" means the Disclosure Schedule delivered by the
           -------------------
Seller to the Purchaser, dated as of the date hereof.

          "Diversified Company" shall have the meaning ascribed thereto in
           -------------------
Section 5.07.

          "Electrophysiology Business" shall have the meaning ascribed thereto
           --------------------------
in the recitals to this Agreement.

          "Employee" means (a) each person employed by a Subsidiary on the
           --------
Closing Date and (b) each employee of the Asset Sellers listed in Section 6.01 of the Disclosure Schedule who accepts an offer of employment described in
Section 6.01.

          "Employment Agreements" shall have the meaning ascribed thereto in
           ---------------------
Section 2.04.

          "Encumbrance" means any security interest, pledge, mortgage, lien or
           -----------
encumbrance.

          "Environmental Condition" means an act, omission, event, condition or
           -----------------------
circumstance (including, without limitation, the presence of any Hazardous Substances at any location or the violation of or non-compliance with any Environmental Law) that forms the basis for any Losses of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under or pursuant to any Environmental Law (including, without limitation, any act, omission, event, condition or circumstances that does require or, if known to a Governmental Authority, would require assessment, investigation, abatement, corrective action, closure, removal or remediation pursuant to any Environmental Law or that creates or constitutes a public or private nuisance or trespass).

          "Environmental Law" means any Law that regulates, establishes
           -----------------
standards or requirements, or concerns liability with respect to the environment, natural resources, safety, or health of humans or other organisms, including with respect to the manufacture, distribution in commerce and use of Hazardous Substances.

          "Environmental Loss" shall have the meaning ascribed thereto in
           ------------------
Section 9.03(c).

          "ERISA" means the United States Employee Retirement Income Security
           -----
Act of 1974, as amended.

          "Excluded Liability" shall have the meaning ascribed thereto in
           ------------------
Section 2.03.

          "FDA" shall have the meaning ascribed thereto in Section 3.20.
           ---

          "Final Tax Amount" shall have the meaning ascribed thereto in Section
           ----------------
7.02.

          "First Tier Subsidiaries" shall have the meaning ascribed thereto in
           -----------------------
the recitals to this Agreement.

          "Foreign Seller Retirement Plan" shall have the meaning ascribed
           ------------------------------
thereto in Section 3.17.

          "Forward Looking Information" shall have the meaning ascribed thereto
           ---------------------------
in Section 5.02.

          "401(k) Plan Participants" shall have the meaning ascribed thereto in
           ------------------------
Section 6.03.

          "Goldman" shall have the meaning ascribed thereto in Section 3.24.
           -------

          "Governmental Authority" means any government, governmental,
           ----------------------
regulatory or administrative authority, agency or commission or any court, tribunal, or judicial, quasi-judicial or arbitral body, or any certified private organization authorized by Law to assess compliance with any Law.

          "Governmental Order" means any order, writ, judgment, injunction,
           ------------------
decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Hazardous Substances" means any pollutant, contaminant, hazardous
           --------------------
substance, hazardous waste, toxic substance, petroleum or petroleum-derived substance, waste, or additive, asbestos, PCBs, radioactive material, or other compound element, material or substance in any form whatsoever (including, without limitation, products) regulated, restricted or addressed by, under or pursuant to any Environmental Law.

          "Hirschman Litigation" means the Action entitled:  Henry Hirschman,
           --------------------
M.D. v. Sulzer Intermedics Inc., et.al., Civil Action No. G-97-500 (Dist. Ct. S.D. Tex.), filed on September 10, 1997 in the United States District Court for the Southern District of Texas.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and the rules and regulations promulgated thereunder.

          "Income Statements" shall have the meaning ascribed thereto in Section
           -----------------
3.07.

          "Indebtedness" means, with respect to any Person, (a) all indebtedness
           ------------
of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (e) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities and (f) all Indebtedness of others referred to in clauses (a) through (e) above guaranteed directly or indirectly by such Person.

          "Indemnification Cap" shall have the meaning ascribed thereto in
           -------------------
Section 9.03.

          "Independent Accounting Firm" shall have the meaning ascribed thereto
           ---------------------------
in Section 2.08.

          "Intellectual Property" means, collectively:  all U.S. and foreign
           ---------------------
registered, unregistered and pending (i) trade names, trade dress, trademarks, service marks, copyrights, assumed names, business names and logos, and all registrations and applications therefor, together with all goodwill symbolized thereby, (ii) all computer software, data files, source and object codes, user interfaces, manuals and other specifications and documentation related to the operation of products sold or currently contemplated by the Electrophysiology Business to be sold by the Electrophysiology Business, and all registrations and applications therefor, (iii) all patents, registered designs and invention disclosures, and all grants, registrations and applications therefor and (iv) all trade secrets, inventions, processes, formulae, know-how, concepts, ideas, research and development, designs, business plans, strategies, marketing and other information and customer lists.

          "knowledge" and words of similar import mean, with respect to the
           ---------
Seller and each of the Subsidiaries and Asset Sellers, the actual knowledge, after reasonable investigation, of a senior executive of the Electrophysiology Business, the Seller or Sulzer Medica Ltd.

          "Law" means any federal, state, canton, provincial, local or national
           ---
statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law (including, without limitation, common law).

          "Liabilities" means any and all debts, liabilities and obligations,
           -----------
whether accrued or fixed, absolute or contingent, matured or unmatured, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "License Counterparty" shall have the meaning ascribed thereto in
           --------------------
Section 5.20(a).

          "Losses" shall have the meaning ascribed thereto in Section 9.02.
           ------

          "Licensed Intellectual Property" means (i) all Intellectual Property
           ------------------------------
licensed or sublicensed by a Subsidiary and (ii) all Intellectual Property licensed or sublicensed by an Asset Seller and principally related to the Electrophy siology Business.

          "Material Adverse Effect" means any change in or effect on the
           -----------------------
Electrophysiology Business that, individually or in the aggregate with all other changes and effects on the Electrophysiology Business, is materially adverse to the business, operations, financial condition or results of operations of the Electrophysiology Business taken as a whole, except for any such changes or effects resulting from (a) this Agreement or the transactions contemplated hereby or the announcement thereof, (b) changes in general economic or political conditions and (c) changes in U.S. GAAP or in international accounting standards.

          "Material Contracts" shall have the meaning ascribed thereto in
           ------------------
Section 3.15.

          "Medihold Debt" means the Promissory Note, dated June 30 ,1997 granted
           -------------
by Sulzer Canada in favor of Medihold Limited set forth as Item 3 in Section 3.15(a)(i) of the Disclosure Schedule.

          "Mirowski Portfolio" shall have the meaning ascribed thereto in
           ------------------
Section 5.05.

          "Morgan Stanley" shall have the meaning ascribed thereto in Section
           --------------
4.06.

          "Net Worth" of the Electrophysiology Business as of any date means the
           ---------
total assets minus the total liabilities of the Electrophysiology Business as shown on a balance sheet as of such date.

          "1998 Operating Income" shall have the meaning ascribed thereto in
           ---------------------
Section 5.19(g).

          "1999 Operating Income" shall have the meaning ascribed thereto in
           ---------------------
Section 5.19(g).

          "Non-Competition Period" shall have the meaning ascribed thereto in
           ----------------------
Section 5.07.

          "Operating Income Statement" shall have the meaning ascribed thereto
           --------------------------
in Section 5.19(g).

          "Owned Intellectual Property" means (a) all Intellectual Property in
           ---------------------------
and to which a Subsidiary holds, or has a right to hold, right, title and interest and (b) all Intellectual Property in and to which an Asset Seller holds, or has a right to hold, right, title and interest and which relates principally to the Electrophysiology Business.

          "Owned Real Property" means the real property owned by (a) any
           -------------------
Subsidiary or (b) any Asset Seller and which relates principally to the Electrophysiology Business, in each case together with all buildings and other structures, facilities or improvements currently or hereafter located thereon.

          "Permits" shall have the meaning ascribed thereto in Section 3.12.
           -------

          "Permitted Encumbrances" means (a) liens for Taxes and assessments not
           ----------------------
yet payable, for which adequate reserves, if required by U.S. GAAP, have been or will be established on the Closing Balance Sheet or that are immaterial in amount, (b) liens for Taxes, assessments and charges and other claims, the validity of which is being contested in good faith, for which adequate reserves, if required by U.S. GAAP, have been or will be established on Closing Balance Sheet or that are immaterial in amount, (c) imperfections of title, liens, security interests and other encumbrances the existence of which, individually or in the aggregate, do not interfere with the current use of the property encumbered thereby, (d) inchoate mechanics', materialmen's and similar liens for construction in progress that are immaterial in amount and (e) workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of the Electrophysiology Business that are immaterial in amount.

          "Person" means any individual, partnership, firm, corporation, limited
           ------
liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Pre-Closing Taxable Period" means (i) any Taxable period ending on or
           --------------------------
before the Closing Date and (ii) with respect to any Straddle Period, the portion of such Taxable period that is on or before the Closing Date.

          "Product Liability Claim" shall have the meaning ascribed thereto in
           -----------------------
Section 9.01.

          "Purchase Price" shall have the meaning ascribed thereto in Section
           --------------
2.04.

          "Purchaser" shall have the meaning ascribed thereto in the preamble to
           ---------
this Agreement.

          "Purchaser Indemnified Party" shall have the meaning ascribed thereto
           ---------------------------
in Section 9.03.

          "Purchaser Plan" shall have the meaning ascribed thereto in Section
           --------------
6.03.

          "Purchaser's Accountants" shall have the meaning ascribed thereto in
           -----------------------
Section 2.08.

          "Reference Balance Sheet" shall have the meaning ascribed thereto in
           -----------------------
Section 3.07.

          "Retained Names and Marks" shall have the meaning ascribed thereto in
           ------------------------
Section 5.09.

          "Sales Representatives" means (i) the independent sales
           ---------------------
representatives and subrepresentatives of the Electrophysiology Business as of the date of this Agreement and (ii) the direct sales employees of the Electrophysiology Business as of the date of this Agreement.

          "SEC" shall have the meaning ascribed thereto in Section 5.15.
           ---

          "Second Tier Shares" shall have the meaning ascribed thereto in
           ------------------
Section 3.04.

          "Second Tier Subsidiaries" shall have the meaning ascribed thereto in
           ------------------------
the recitals to this Agreement.

          "Seller" shall have the meaning ascribed thereto in the preamble to
           ------
this Agreement.

          "Seller Benefit Plans" shall have the meaning ascribed thereto in
           --------------------
Section 3.17.

          "Seller 401(k) Plan" shall have the meaning ascribed thereto in
           ------------------
Section 6.03.

          "Seller Indemnified Party" shall have the meaning ascribed thereto in
           ------------------------
Section 9.02.

          "Seller's Accountants" shall have the meaning ascribed thereto in
           --------------------
Section 2.08.

          "Settlement Agreement" shall mean a Settlement and License Agreement
           --------------------
in the form attached hereto as Exhibit 10.02(a)(i)(A).

          "Shares" shall have the meaning ascribed thereto in the recitals to
           ------
this Agreement.

          "Specified Products" means a product sold by the Electrophysiology
           ------------------
Business as of the Closing Date.

          "Straddle Period" means any taxable period beginning before and ending
           ---------------
after the Closing Date.

          "Straddle Period Return" shall have the meaning ascribed thereto in
           ----------------------
Section 7.02.

          "Subsequent Purchaser" shall have the meaning ascribed thereto in
           --------------------
Section 5.05.

          "Subsidiaries" shall have the meaning ascribed thereto in the recitals
           ------------
to this Agreement.

          "Sulzer Assets" shall have the meaning ascribed thereto in Section
           -------------
2.02.

          "Sulzer Assumed Liabilities" shall have the meaning ascribed thereto
           --------------------------
in Section 2.03.

          "Sulzer Canada" shall have the meaning ascribed thereto in the
           -------------
recitals to this Agreement.

          "Tachycardia Assets" means the Transferred Assets that are principally
           ------------------
used in the Tachycardia Business as of the date of this Agreement, including, without limitation, the Intellectual Property that constitutes Transferred Assets, together with the employees of the Electrophysiology Business whose time is principally devoted to the Tachycardia Business as of the date of this Agreement (other than Sales Representatives, distributors or other Persons principally devoted to a sales or marketing function), but excluding any licenses under which any patents or patent applications are licensed to the Electrophysiology Business and that, under the terms of such license, cannot be sold or otherwise transferred to a Subsequent Purchaser.

          "Tachycardia Business" means the portion of the Electrophysiology
           --------------------
Business relating to the design, manufacture, marketing, sale and distribution of tachycardia products (other than products used principally for cardiac ablation or cardiac mapping).

          "Tax" or "Taxes" means (a) all taxes, charges, fees, levies, duties,
           ---      -----
imposts or other similar assessments, including income, gross receipts, ad valorem, excise, real property, personal property, windfall profit, sales, use, transfer, stamp, licensing, withholding, business license, employment, payroll, minimum, estimated and franchise taxes imposed by the United States or any federal, state, canton, provincial, local or national government, or any subdivision, agency or other similar Person of the United States or any such government, and (b) any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or taxes.

          "Tax Items" shall have the meaning ascribed thereto in Section 7.02.
           ---------

          "Tax Indemnified Party" shall have the meaning ascribed thereto in
           ---------------------
Section 7.04.

          "Tax Indemnifying Party" shall have the meaning ascribed thereto in
           ----------------------
Section 7.04.

          "Tax Return" means any form, return or report of or relating to Taxes.
           ----------

          "Taxing Authority" means the United States Internal Revenue Service
           ----------------
and any other federal, state, canton, provincial, local, national or other Governmental Authority having the power to impose a Tax or Taxes.

          "Total Straddle Tax" shall have the meaning ascribed thereto in
           ------------------
Section 7.02.

          "Transferred Assets" means the assets owned by any of the
           ------------------
Subsidiaries, together with the Sulzer Assets.

          "Transition Services Agreement" shall have the meaning ascribed
           -----------------------------
thereto in Section 5.12.

          "2000 Operating Income" shall have the meaning ascribed thereto in
           ---------------------
Section 5.19(g).

          "United States Distribution Period" shall have the meaning ascribed
           ---------------------------------
thereto in Section 5.18(a).

          "United States Dual Sales Representative" shall have the meaning
           ---------------------------------------
ascribed thereto in Section 5.18(a).

          "U.S. GAAP" means United States generally accepted accounting
           ---------
principles and practices as in effect from time to time and applied consistently throughout the periods involved.

          "Year-End Financial Statements" shall have the meaning ascribed
           -----------------------------
thereto in Section 5.15.


                                  ARTICLE II

                               PURCHASE AND SALE

          SECTION 2.01.  Purchase and Sale of the Shares.  Upon the terms and
                         -------------------------------
subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser, the Shares, and the Purchaser shall purchase the Shares.

          SECTION 2.02.  Purchase and Sale of Assets.  Upon the terms and
                         ---------------------------
subject to the conditions of this Agreement and the Asset Transfer and Assumption Agreements, the Seller shall cause the Asset Sellers to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Asset Sellers, on the Closing Date, all of the Asset Sellers' right, title and interest in and to the assets used in or that relate principally to the Electrophysiology Business (the "Sulzer Assets").
                                                                -------------

          SECTION 2.03.  Assumption of Liabilities.  Upon the terms and subject
                         -------------------------
to the conditions of this Agreement and the Asset Transfer and Assumption Agreements, the Purchaser shall, on the Closing Date, assume, and agree to pay, perform and discharge when due, any and all Liabilities of the Asset Sellers that arise or relate principally to the Electrophysiology Business on or prior to the Closing Date (the "Sulzer Assumed Liabilities"), except for Liabilities
                          --------------------------
that arise from the Medihold Debt (the "Excluded Liability").
                                        ------------------

          SECTION 2.04.  Purchase Price.  (a)  The aggregate purchase price for
                         --------------
the Shares and the Sulzer Assets shall be $850,000,000 (the "Base Purchase
                                                             -------------
Price"), subject to adjustment as provided in Section 2.04(b), Section 2.04(c) and Section 2.08 (the purchase price as so adjusted being the "Purchase Price").
                                                               --------------

          (b) If, on or prior to the Closing Date, all of the Sales Representatives in the United States who are responsible for the Designated Sales have entered into employment agreements substantially in the form attached hereto as Exhibit 2.04(b)(ii) (the "Employment Agreements"), then there shall be
                                    ---------------------
no adjustment, pursuant to this Section 2.04(b), to the Base Purchase Price.
If, on or prior to the Closing Date, Sales Representatives in the United States who are responsible for less than 100% of Designated Sales have entered into Employment Agreements, then the Base Purchase Price will be reduced by $1,500,000 for each percentage point (or portion of a percentage point) reduction below 100% in the percentage of Designated Sales represented by such Sales Representatives in the United States who have not entered into Employment Agreements; provided, however, that in no event shall the Base Purchase Price be
            --------  -------
adjusted below $775,000,000 pursuant to this Section 2.04(b). Solely for purposes of illustration of the operation of the preceding sentence, if Sales Representatives in the United States who are responsible for 72% of Designated Sales enter into Employment Agreements on or prior to the Closing Date, the Base Purchase Price will be reduced to $808,000,000; if Sales Representatives in the United States who are responsible for 83.4% of Designated Sales enter into Employment Agreements on or prior to the Closing Date, the Base Purchase Price will be reduced to $824,500,000; if Sales Representatives in the United States who are responsible for 50% or less of Designated Sales enter into Employment Agreements on or prior to the Closing Date, the Base Purchase Price will be reduced to $775,000,000, subject to either party's right to terminate this Agreement pursuant to Section 10.01. Within five Business Days after each execution of an Employment Agreement by the Purchaser or an Affiliate with a United States Sales Representative, the Purchaser shall so notify the Seller.

          (c) Notwithstanding anything to the contrary in this Agreement, if, after the Closing Date and on or prior to the six-month anniversary thereof, a Sales Representative in the United States who did not execute an Employment Agreement on or prior to the Closing Date becomes a representative, subrepresentative, consultant or employee (principally in a sales or marketing function) of the Purchaser or any of its Affiliates (other than solely as a result of remaining a Sales Representative of a Subsidiary following the Closing under such Sales Representative's then current agreement), then within five Business Days after the six-month anniversary of the Closing Date, the Purchaser shall (i) provide to the Seller, a statement setting forth, in reasonable detail, its calculation of the Adjusted Base Purchase Price and (ii) pay to the Seller by wire transfer in immediately available funds to an account designated in writing by the Seller to the Purchaser the difference, if any, between (x) the Adjusted Base Purchase Price and (y) the Base Purchase Price, as adjusted pursuant to Section 2.04(b) and
Section 2.08. Any payment by the Seller to the Purchaser pursuant to this
Section 2.04(c) shall be treated by the parties as an upward adjustment to the Base Purchase Price in the amount of such payment.

          (d) For all purposes of calculation pursuant to this Section 2.04, the amount of Designated Sales for which each Sales Representative in the United States is responsible shall be as set forth in Exhibit 2.04(b)(i).

          (e) For purposes of this Section 2.04 "enter into an Employment Agreement" or words of similar import requires that all conditions precedent in such Employment Agreement (other than the occurrence of the Closing) be satisfied or waived.

          SECTION 2.05.  Closing.  Upon the terms and subject to the conditions
                         -------
of this Agreement, the sale and purchase of the Shares and the Sulzer Assets and the assumption of the Sulzer Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of
                                    -------
Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the third Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VIII, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). The Closing shall be effective as of the
                       ------------
opening of business, New York City time, on the Closing Date.

          SECTION 2.06.  Closing Deliveries by the Seller.  At the Closing, the
                         --------------------------------
Seller shall deliver or cause to be delivered to the Purchaser:

          (a) certificates representing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank with all necessary stock transfer tax stamps affixed thereon;

          (b) bills of sale, and such other instruments as may be reasonably requested by the Purchaser to transfer the Sulzer Assets to the Purchaser or to evidence such transfer on the public records;

          (c)  executed counterparts of the Ancillary Agreements; and

          (d) the certificates and other documents required to be delivered pursuant to Section 8.02.

          SECTION 2.07.  Closing Deliveries by the Purchaser.  (a)  At the
                         -----------------------------------
Closing, the Purchaser shall deliver to the Seller:

          (a) the Base Purchase Price, as adjusted prior to the Closing pursuant to Section 2.04(b), by wire transfer of immediately available funds to the account or accounts designated in writing by the Seller to the Purchaser at least two Business Days prior to the Closing;

          (b) such documents as may be reasonably requested by the Seller to effect the assumption by the Purchaser of the Sulzer Assumed Liabilities or to evidence such assumption on the public records;

          (c)  executed counterparts of the Ancillary Agreements; and

          (d) the certificates and other documents required to be delivered pursuant to Section 8.01.

          SECTION 2.08.  Adjustment of Base Purchase Price.  The Base Purchase
                         ---------------------------------
Price, as adjusted pursuant to Section 2.04, shall be subject to further adjustment after the Closing as specified in this Section 2.08:

          (a)  Closing Balance Sheet.  As promptly as practicable, but in any
               ---------------------
     event within 60 calendar days after the Closing Date, the Seller shall deliver to the Purchaser the Closing Balance Sheet, together with a report thereon of PricewaterhouseCoopers LLP (the "Seller's Accountants"), stating
                                                 --------------------
     that the Closing Balance Sheet was prepared in accordance with U.S. GAAP and on a basis consistent with the Reference Balance Sheet, and in accordance with this Section 2.08. Consistency of preparation shall mean that all methods, practices and policies used in the preparation of the Reference Balance Sheet will be utilized in the preparation of the Closing Balance Sheet; provided, however, that the following accounting methods and
                    --------  -------
     provisions will be utilized for purposes of preparing and determining the Closing Balance Sheet, regardless of whether or not such accounting methods and provisions are in accordance with U.S. GAAP or the past practices of the Electrophysiology Business:

               (i)  Excluded Assets.  There shall be no assets reflected on the
                    ---------------
          Closing Balance Sheet that do not represent assets being transferred to the Purchaser.

               (ii)   Unrecorded Assets.  There shall be no assets reflected on
                      -----------------
          the Closing Balance Sheet to the extent that such assets existed as of July 3, 1998 but were not reflected on the Reference Balance Sheet, regardless of whether or not such assets are being transferred to the Purchaser.

               (iii)  Excluded Reserves/Liabilities.  The Closing Balance Sheet
                      -----------------------------
          shall reflect any and all Liabilities or reserves (including contra-asset, valuation and Liability reserves) that are not being assumed by, conveyed to or otherwise transferred to the Purchaser to the extent such Liability or reserve is reflected on the Reference Balance Sheet, including, without limitation, Liabilities or reserves that (i) are subject to indemnification by the Seller or (ii) have been settled as a result of any action taken by the Purchaser prior to, contemporaneous with or subsequent to the Closing Date, except for trade accounts payable, accrued payroll and any Liabilities that have been paid by any Subsidiary or any Asset Seller in the ordinary course of business prior to the Closing Date.

          (b)  Disputes.  (i)  Subject to clause (ii) of this Section 2.08(b),
               --------
     the Closing Balance Sheet delivered by the Seller to the Purchaser shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

          (ii) The Purchaser may dispute any amounts reflected on the Closing Balance Sheet, but only on the basis that the amounts reflected on the Closing Balance Sheet were not arrived at in accordance with Section 2.08(a); provided, however, that the Purchaser shall have notified the
              --------  -------
     Seller and the Seller's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 45 Business Days of the Seller's delivery of the Closing Balance Sheet to the Purchaser. In the event of such a dispute, the Seller's Accountants, together with the Seller, and Ernst & Young LLP (the "Purchaser's Accountants"), together with the
                             -----------------------
     Purchaser, shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If the Persons named in the preceding sentence are unable to resolve any such dispute within 45 Business Days of the Seller's delivery of the Closing Balance Sheet to the Purchaser and the items remaining in dispute are such that the Base Purchase Price would be adjusted by at least $250,000, the Seller's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to an independent accounting firm of international reputation mutually acceptable to the Seller and the Purchaser (the "Independent Accounting
                                                      ----------------------
     Firm"), which shall, within 30 Business Days after such submission,
     ----
     determine and report to the Seller and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser. If the items successfully disputed by the Purchaser are such that the Base Purchase Price would be adjusted by less than $250,000, the items shall be deemed to be resolved in favor of the Seller and shall not result in any adjustment of the

     Base Purchase Price. Any amounts payable pursuant to this Section 2.08 that are not in dispute shall be paid in accordance with paragraph (c) of this
     Section 2.08, notwithstanding that other amounts may remain in dispute. The fees and disbursements of the Independent Accounting Firm shall be shared equally by the Purchaser and the Seller. In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

               (c)  Base Purchase Price Adjustment.  The Closing Balance Sheet
                    ------------------------------
          shall be deemed final for the purposes of this Section 2.08 upon the earlier of (i) the failure of the Purchaser to notify the Seller of a dispute within 45 Business Days of the Seller's delivery of the Closing Balance Sheet to the Purchaser and (ii) the resolution of all disputes pursuant to Section 2.08(b)(ii). Within three Business Days of the Closing Balance Sheet being deemed final, a Base Purchase Price adjustment shall be made as follows:

               (i) in the event that the amount of Net Worth reflected on the Closing Balance Sheet is less than $498,800,000, then the Base Purchase Price, as adjusted pursuant to Section 2.04(b), shall be adjusted downward in an amount equal to such shortfall, and the Seller shall, within three Business Days of such determination, pay such amount to the Purchaser by wire transfer in immediately available funds to an account designated in writing by the Purchaser to the Seller; and

               (ii) in the event that the amount of Net Worth reflected on the Closing Balance Sheet exceeds $498,800,000, then the Base Purchase Price, as adjusted pursuant to Section 2.04(b), shall be adjusted upward in an amount equal to the amount of such excess, and the Purchaser shall, within three Business Days of such determination, pay the amount of such excess to the Person designated in writing by the Seller by wire transfer in immediately available funds to an account designated in writing by the Purchaser to the Seller.

          (d)  Interest.  Any payment required to be made by the Seller or the
               --------
     Purchaser pursuant to Section 2.08(c) shall bear interest from the Closing Date through the date of payment at an interest rate equal to the London Interbank Offered Rate for three-month Eurodollar deposits in effect from time to time.

          (e)  Access.  The Purchaser shall provide the Seller and the Seller's
               ------
     Accountants with reasonable access during normal business hours to the books, records, facilities and employees of the Electrophysiology Business, and shall cooperate fully with the Seller and the Seller's Accountants, to the extent required by the Seller and the Seller's Accountants in order to prepare the Closing Balance Sheet. Upon the written request of the Purchaser, the Seller's Accountants shall make their work papers available to the Purchaser and the Purchaser's Accountants.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

          Except as set forth in the Disclosure Schedule, the Seller hereby represents and warrants to the Purchaser that:

          SECTION 3.01.  Incorporation and Authority of the Seller.  The Seller
                         -----------------------------------------
is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is to be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Any Affiliate of the Seller that owns any of the Shares or any of the Sulzer Assets has the corporate power and authority to sell such Shares or Sulzer Assets. The execution and delivery by the Seller of this Agreement and each of the Ancillary Agreements to which it is to be a party, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement has been, and upon their execution and delivery the Ancillary Agreements to which it is to be a party will be, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements to which it is to be a party will constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

          SECTION 3.02.  Incorporation and Authority of the Asset Sellers.  Each
                         ------------------------------------------------
Asset Seller is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all necessary corporate power and authority to enter into the Ancillary Agreements to which it is to be a party, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. Each Asset Seller has the corporate power and authority to own or operate or lease the Sulzer Assets owned, operated or leased by it and to carry on that portion of the Electrophysiology Business conducted by it as of the Closing Date, except for failures to have such power and authority that do not have a Material Adverse Effect. The execution and delivery by each of the Asset Sellers of the Ancillary Agreements to which it is to be a party, the performance by each of the Asset Sellers of its obligations thereunder, and the consummation by each Asset Seller of the transactions contemplated thereby have been (or, on the Closing Date will be) duly authorized by all requisite corporate action on the part of each Asset Seller. Upon their execution and delivery, the Ancillary Agreements will be duly executed and delivered by each Asset Seller that is to be a party thereto, and (assuming due authorization, execution and delivery by the Purchaser), the Ancillary Agreement to which each Asset Seller is to be a party will constitute legal, valid and binding obligations of each Asset Seller, enforceable against each such Asset Seller in accordance with its terms.

          SECTION 3.03.  Incorporation and Authority of the Subsidiaries.  Each
                         -----------------------------------------------
Subsidiary is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Subsidiary is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of that portion of the Electrophysiology Business conducted by such Subsidiary makes such qualification necessary, and each Subsidiary has all necessary corporate power and authority to own, operate or lease the Transferred Assets owned, operated or leased by it and to carry on that portion of the Electrophysiology Business conducted by such Subsidiary as of the Closing Date, except for failures to be so qualified or to have such power and authority that do not have a Material Adverse Effect.

          SECTION 3.04.  Subsidiaries; Capital Stock of the Subsidiaries.  (a)
                         -----------------------------------------------
Section 3.04(a) of the Disclosure Schedule sets forth, with respect to each of the Subsidiaries, its type of entity, the jurisdiction of its incorporation or organization, its authorized capital stock, partnership capital or equivalent and the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the record and beneficial ownership thereof.

          (b) There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments obligating the Seller or any of its subsidiaries to issue or sell any shares of capital stock (or other ownership interests having by their terms ordinary voting power) of, or equity interests in, any Subsidiary. The Shares constitute all of the issued and outstanding shares of capital stock of each First Tier Subsidiary and are owned of record and beneficially solely by the Seller or an Affiliate of the Seller, free and clear of all Encumbrances. All of the issued and outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power) of each Second Tier Subsidiary (the "Second Tier Shares") are
                                                   ------------------
owned of record and beneficially, directly or indirectly, by a First Tier Subsidiary. All of the Second Tier Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares or the Second Tier Shares.

          SECTION 3.05.  No Conflict.  Assuming that all consents, approvals,
                         -----------
authorizations and other actions described in Section 3.06 of the Disclosure Schedule have been obtained and all filings and notifications described in
Section 3.06 have been made, and except
as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller and the Asset Sellers do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws (or other similar organizational documents) of the Seller, any Subsidiary or any Asset Seller, (b) conflict with or violate any Law or Governmental Order applicable to the Seller, any Subsidiary or any Asset Seller, (c) result in any breach of, or constitute a default (or event that, with the giving of notice or lapse of time, or both, would become a default) under, or cause, or give to others any rights of, termination, amendment, acceleration or cancellation of, any Material Contract, or require consent pursuant thereto, or (d) result in the creation of any Encumbrance on (i) the Shares and the Second Tier Shares or (ii) the Transferred Assets, except in any such case for any violations, conflicts, breaches, defaults or other matters that would not have a Material Adverse Effect or prevent or materially delay the consummation by the Seller and the Asset Sellers of the transactions contemplated hereby.

          SECTION 3.06.  Consents and Approvals.  The execution, delivery and
                         ----------------------
performance of this Agreement by the Seller and the Ancillary Agreements by the Seller and the Asset Sellers do not and will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) the notification requirements of the HSR Act and the requirements of any applicable non-United States antitrust or merger control Laws, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Seller of the transactions contemplated by this Agreement and the Ancillary Agreements and would not have a Material Adverse Effect and (c) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser or any of its Affiliates.

          SECTION 3.07.  Financial Information.  Set forth in Section 3.07 of
                         ---------------------
the Disclosure Schedule is a true and complete copy of the unaudited balance sheet of the Electrophysiology Business as of July 3, 1998 (the "Reference
                                                                 ---------
Balance Sheet") and the unaudited statements of income for the Electrophysiology
-------------
Business, for each of the fiscal years ended as of December 31, 1997, 1996 and 1995 (the "Income Statements"). The Reference Balance Sheet and the Income
           -----------------
Statements (i) were prepared in accordance with the books of account and other financial records of the Electrophysiology Business, (ii) except as noted therein, have been prepared in accordance with U.S. GAAP applied on a basis consistent with past practice of the Electrophysiology Business and (iii) present fairly the consolidated financial condition and results of operations of the Electrophysiology Business as of the dates thereof and for the periods then ended in accordance with U.S. GAAP, applied on a basis consistent with past practice of the Electrophysiology Business, subject to normally recurring year-end adjustments in an immaterial amount.

          SECTION 3.08.  Absence of Undisclosed Liabilities, Etc. There are no
                         ---------------------------------------
Liabilities of the Electrophysiology Business of a nature required to be reflected on a balance sheet prepared in accordance with U.S. GAAP, except (a) Liabilities set forth in or otherwise disclosed in the Disclosure Schedule, (b) Liabilities reflected or reserved against in the Closing Balance Sheet or referred to in the notes thereto, and (c) Liabilities that would not have a Material Adverse Effect.

          SECTION 3.09.  Absence of Certain Changes or Events.  Since July 3,
                         ------------------------------------
1998, the Electrophysiology Business has been conducted in the ordinary course consistent with past practice and, except as would not reasonably be expected to have a Material Adverse Effect, there has not been: (i) any change in the condition and repair of the Transferred Assets such that such condition and repair are inconsistent with the uses in which such assets are presently employed, ordinary wear and tear excepted; (ii) the occurrence of any fact, event or circumstance described in Section 5.01(b); or (iii) any event or occurrence that has had a Material Adverse Effect or reasonably would be expected to have a Material Adverse Effect.

          SECTION 3.10.  Litigation.  There are no Actions pending, or to the
                         ----------
knowledge of the Seller, threatened against any Subsidiary or any Asset Seller, that are reasonably likely to have a Material Adverse Effect or prevent or materially delay the consummation by the Seller, the Asset Sellers or the Subsidiaries of the transactions contemplated by this Agreement and the Ancillary Agreements. As of the date hereof, there are no Actions brought by any Subsidiary or Asset Seller and relating to the Electrophysiology Business. The Electrophysiology Business is not subject to any outstanding material Governmental Order.

          SECTION 3.11.  Compliance with Laws; Certain Regulatory Matters.  (a)
                         ------------------------------------------------
The Electrophysiology Business has been and is being conducted in compliance with all Laws and Governmental Orders applicable to the Electrophysiology Business, including, without limitation, the Foreign Corrupt Practices Act, and none of the Seller, any Asset Seller or any Subsidiary has received any notice to the effect that the Electrophysiology Business is not in compliance with any applicable Law. Notwithstanding the foregoing, the representations and warranties in this Section 3.11(a) do not apply to licenses and permits, environmental matters, intellectual property rights, employee benefit matters and Taxes, which matters are covered exclusively in Sections 3.12, 3.13, 3.14,
3.17 and 3.18, respectively.

          (b) None of the Seller, any Affiliate of the Seller, including any Subsidiary or Asset Seller, or any Sales Representative, nor, to the knowledge of the Seller, any director, officer, agent, employee or other Person acting on behalf of the Seller or any Affiliate of the Seller, including any Subsidiary or Asset Seller, has, in connection with the Electrophysiology Business, used any funds for unlawful contributions, payments, gifts or entertainment or to unlawfully induce any Person to do business with the Electrophysiology Business, or made any unlawful expenditures relating to political activity to government officials or others with respect to the Electrophysiology Business.

          SECTION 3.12.  Licenses and Permits.  Except as would not reasonably
                         --------------------
be expected to have a Material Adverse Effect, the Subsidiaries and the Asset Sellers (a) hold all governmental licenses, permits and authorizations necessary for the current use, occupancy and operation of the Electrophysiology Business ("Permits"), and are, and at all times from the date hereof through the Closing
  -------
will be, in compliance with all such Permits, and (b) have made all required filings with, or notifications to, all Governmental Authorities pursuant to applicable requirements of all Laws applicable to the Electrophysiology Business. Notwithstanding the foregoing, the representations and warranties in this Section 3.12 do not apply to compliance with Laws, environmental matters, intellectual property rights, employee benefit matters and Taxes, which matters are covered exclusively in Sections 3.11, 3.13, 3.14, 3.17 and 3.18, respectively.

          SECTION 3.13.  Environmental Matters.  (a) To the knowledge of the
                         ---------------------
Seller, except as would not reasonably be expected to have a Material Adverse
Effect: (i) there is not and has not been any Environmental Condition in respect of the Electrophysiology Business (including, without limitation, any Environmental Condition at, under or in or originating from (x) any premises or property currently or formerly owned, leased or operated by the Subsidiaries or, in connection with the Electrophysiology Business, the Asset Sellers or any of their Affiliates or (y) any other location relating in any way to the Electrophysiology Business); (ii) none of the Seller nor any of the Subsidiaries nor, in connection with the Electrophysiology Business, the Asset Sellers or any of their Affiliates is currently subject to any Governmental Order imposing Liabilities arising under Environmental Laws in respect of the Electrophysiology Business (including, without limitation, any Governmental Order imposing Liabilities arising under Environmental Laws in respect of any premises or property currently or formerly owned, leased or operated by any of them in connection with the Electrophysiology Business).

          (b) Except as would not reasonably be expected to have a Material Adverse Effect, none of the Seller, the Subsidiaries, the Asset Sellers, or any of their Affiliates has received any notice alleging that any Environmental Condition exists in respect of the Electrophysiology Business (including, without limitation, any Environmental Condition at, under or in or originating from any premises or property currently or formerly owned, leased or operated by the Subsidiaries or, in connection with the Electrophysiology Business, the Asset Sellers or any of their Affiliates) or that the Seller or any of the Subsidiaries or, in connection with the Electrophysiology Business, the Asset Sellers or any of their Affiliates is or may be liable for any Environmental Condition at any location.

          (c) Notwithstanding anything to the contrary in this Agreement, except as expressly set forth in this Section 3.13, the Seller makes no other representation or warranty, express or implied, with respect to any matter related to the environment or Environmental Laws.

          SECTION 3.14.  Intellectual Property Rights.  (a)  Section 3.14(a) of
                         ----------------------------
the Disclosure Schedule sets forth a list of: (i) all patents, patent applications, trademark applications and trademark registrations owned, as of the date of this Agreement, by the

Subsidiaries or that constitute a Sulzer Asset, (ii) all licenses under which any patents, patent applications, trademark applications and trademark registrations are licensed, as of the date of this Agreement, to the Subsidiaries by a third party or that constitute a Sulzer Asset and (iii) all licenses pursuant to which any material Intellectual Property of the Electrophysiology Business is licensed or sublicensed to a third party.

          (b) Except as would not have a Material Adverse Effect: (i) neither the Seller nor any of its Affiliates has received notice from any third party regarding any assertion or claim challenging the validity of any Intellectual Property used in the Electrophysiology Business; (ii) the conduct of the Electrophysiology Business, as conducted as of the Closing Date, will not, to the knowledge of the Seller, conflict with any Intellectual Property of any third party; and (iii) neither the Seller nor any of its Affiliates has received notice from any third party regarding any actual or potential infringement by the Electrophysiology Business of any Intellectual Property of any third party.

          (c) All of the Owned Intellectual Property is owned free and clear of any Encumbrance, other than Permitted Encumbrances. From and after the Closing Date, the Purchaser and its Affiliates shall have the right to use any and all Owned Intellectual Property that immediately prior to the Closing Date was being used in the conduct of the Electrophysiology Business.

          (d)  With respect to each license listed in Section 3.14(a)(ii) and
Section 3.14(a)(iii) of the Disclosure Schedule: (i) (A) neither the Seller nor any Affiliate thereof, including, without limitation, any Subsidiary or any Asset Seller, is, as of the date of this Agreement, or will be as of the Closing Date, in material breach or material violation of, or material default under, any such license; (B) to the knowledge of the Seller, no other party to any such license is in material breach or violation of, or material default under any such license; and (C) neither the Seller nor any Affiliate thereof has received any notice alleging that it is in breach or violation of or default under such license; and (ii) (A) such license is a valid agreement, arrangement or commitment of a Subsidiary or an Asset Seller, enforceable against a Subsidiary or an Asset Seller; (B) such license is enforceable by a Subsidiary or an Asset Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar Law affecting creditors rights generally; and (C) such license, to the knowledge of the Seller, is, as of the date of this Agreement, and will not, as a result of the transactions contemplated hereby, cease to be, a valid license of each other party thereto, enforceable in all material respects against each such party in accordance with its terms.

          (e) Notwithstanding anything to the contrary in this Agreement, except as expressly set forth in this Section 3.14, the Seller makes no other representation or warranty, expressed or implied, with respect to any matter related to Intellectual Property.

          SECTION 3.15.  Material Contracts.  (a)  Section 3.15 of the
                         ------------------
Disclosure Schedule lists (or in the case of oral items, accurately describes) the following contracts, commitments and agreements (oral or written) relating to the Electrophysiology Business (the "Material Contracts") in effect as of the
                                        ------------------
date of this Agreement to which any Subsidiary is a party or, to the knowledge of the Seller, a third party beneficiary or that constitutes a Transferred
Asset:

          (i) any contract or agreement (excluding routine checking account overdraft agreements involving petty cash amounts) under which (i) any Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness in excess of $500,000 to Persons not Affiliated with the Seller, (ii) any Asset Seller has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) with respect to the Electrophysiology Business Indebtedness in excess of $500,000 to Persons not Affiliated with the Seller or (iii) under which the Seller or any of its Affiliates has granted a security interest or lien on any of the Transferred Assets, whether tangible or intangible, to secure such Indebtedness;

          (ii) any lease of personal property to which any Subsidiary is a party or that constitutes a Transferred Asset involving an annual expense in excess of $500,000 that is not cancelable without penalty or further payment upon 90 or fewer calendar days' notice;

          (iii) any contract or agreement containing covenants limiting the freedom of any Subsidiary or any Asset Seller to engage in any line of business or to compete with any Person;

          (iv) all contracts and agreements providing for Clinical Application Research Studies;

          (v) any contract or agreement granting to any Person any right to market, distribute or resell any product of the Electrophysiology Business, or to represent the Electrophysiology Business with respect to any such product, or act as agent for any Subsidiary or any Asset Seller in connection with the marketing, distribution, subdistribution or sale of any product of the Electrophysiology Business, that, in any case, is not cancelable within 90 calendar days without penalty or further payment;

          (vi) any contract or agreement (i) between or among a Subsidiary, on the one hand, and the Seller or any of its Affiliates, on the other hand (other than contracts and agreements between Subsidiaries or with respect to intercompany debt) or (ii) between an Asset Seller, on the one hand, and the Seller or any of its Affiliates, on the other hand (other than contracts and agreements between an Asset Seller and a Subsidiary or with respect to intercompany debt) relating principally to the Electrophysiology Business;

          (vii) any contract or agreement establishing any joint venture, strategic alliance, research and development relationship, or other collaboration relating to the Electrophysiology Business;

          (viii) any contract or agreement for the purchase or sale by the Electrophysiology Business of products or services during the fiscal year ended December 31, 1997 that resulted in, or during the fiscal year ending December 31, 1998 reasonably is expected to result in, purchases or sales by the Electrophysiology Business in excess of $2,500,000 and that is not cancelable by any Subsidiary or any Asset Seller within 90 calendar days without penalty or further payment;

          (ix) any sole source supply contract for the purchase of any material raw material, component or product that is otherwise not generally available and that is used in the manufacture of any product of the Electrophysiology Business;

          (x) all agreements or outstanding purchase orders relating to capital expenditures involving total payments of more than $1,000,000;

          (xi) all contracts or agreements with any present or former officer, employee or consultant of the Electrophysiology Business pursuant to which such officers, employees or consultants are entitled to receive compensation in excess of $100,000 on an annual basis;

          (xii) all collective bargaining or other labor or union contracts or agreements;

          (xiii) all contracts and agreements (except for licenses, Permits and authorizations) with any Governmental Authority to which any of the Subsidiaries are party or that affects the Sulzer Assets;

          (xiv) all guarantees and indemnities by the Seller or any Affiliate, including, without limitation, any Subsidiary or any Asset Seller, to any Person in connection with the supply of components or raw materials to the Electrophysiology Business; and

          (xv) all other contracts and agreements not otherwise described in this Section 3.14, the absence of which would have a Material Adverse Effect.

          (b) Neither the Seller nor any Affiliate thereof, including, without limitation, any Subsidiary or any Asset Seller, is, as of the date of this Agreement, or will be, as of the Closing Date, in material breach or material violation of, or material default under, any of the Material Contracts. To the knowledge of the Seller, no other party to any of the Material Contracts is in material breach or violation of, or material default under any of the Material

Contracts. Neither the Seller nor any Affiliate thereof has received any written notice alleging that it is in breach or violation of or default under a Material Contract. Each Material Contract is (i) a valid agreement, arrangement or commitment of a Subsidiary or an Asset Seller, enforceable against a Subsidiary or an Asset Seller, (ii) enforceable by a Subsidiary or an Asset Seller, in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors' rights generally and (iii) to the knowledge of the Seller, is, as of the date of this Agreement, and will not, as a result of the transactions contemplated hereby, cease to be, a valid agreement, arrangement or commitment of each other party thereto, enforceable in all material respects against each such party in accordance with its terms.

          SECTION 3.16.  Real Property.  Section 3.16 of the Disclosure Schedule
                         -------------
sets forth a true and complete list as of the date of this Agreement of (i) all contracts or agreement under which (A) any Subsidiary is a lessor, lessee, sublessor, sublessee, or licensor or licensee of any real property or (B) any Asset Seller is a lessor, lessee, sublessor, sublesee, or licensor or licensee of real property used principally in the Electrophysiology Business, (ii) all options or rights held or given by (A) any Subsidiary to sell, purchase or acquire any ownership interest in real property, (B) any Asset Seller to sell, purchase or acquire any ownership interest in real property used or intended to be used principally in the Electrophysiology Business and (iii) a brief description of each piece of Owned Real Property. Either a Subsidiary or an Asset Seller has (A) good and marketable title to all Owned Real Property and to all fixtures thereon, free and clear of any Encumbrances, except for Permitted Encumbrances, and (B) the right to quiet enjoyment of the real properties listed in Section 3.16(i) of the Disclosure Schedule and leased by any Subsidiary or any Asset Seller as tenant for the full term of the lease thereof to the extent provided in such lease. Each lease or other contract or agreement referred to in Section 3.16 of the Disclosure Schedule is a valid contract or agreement enforceable against a Subsidiary or Asset Seller that is a party thereto in accordance with its terms and, to the knowledge of the Seller, of the other parties thereto, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors' rights generally. There are no options or rights of any third Person to acquire such leased property or any ownership interest therein. None of the Subsidiaries or the Asset Sellers is in default, or has received any written notice alleging that it is in default, under the leases, ground leases, subleases, licenses, options or other agreements of the Subsidiaries set forth in Section 3.16 of the Disclosure Schedule. To the knowledge of the Seller, no other party to any such leases, ground leases, licenses, options or other agreement is in default thereunder.

          SECTION 3.17.  Employee Benefit Matters.  (a)  Set forth in Section
                         ------------------------
3.17(a) of the Disclosure Schedule is a list of each "employee benefit plan" (as defined in Section 3(3) of ERISA) and all other material employee benefit, bonus, incentive, deferred compensation, stock purchase, stock option, severance, change in control and fringe benefit plans (other than any employment or personnel policy, practice or procedure) maintained or contributed to by any Subsidiary or Asset Seller for current or former employees or directors of the Electrophysiology

Business, or with respect to which any Subsidiary or an Asset Seller could incur liability under Section 4069, 4201 or 4212(c) of ERISA (collectively, the "Seller Benefit Plans"). With respect to each Seller Benefit Plan, the Seller
 --------------------
has made available to the Purchaser a true and complete copy of the following, if any: (i) the most recent summary plan description for each Seller Benefit Plan for which a summary plan description is required, (ii) such Seller Benefit Plan, and each trust agreement relating to such Seller Benefit Plan, (iii) in the case of each Seller Benefit Plan applicable to United States employees of the Electrophysiology Business, the most recent annual report (Form 5500) filed with the United States Internal Revenue Service, and (iv) the most recent determination letter issued by the United States Internal Revenue Service with respect to any Seller Benefit Plan qualified under Section 40l(a) of the Code.

          (b) With respect to the Seller Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which any Subsidiary or Asset Seller could be subject to any liability under the terms of such Seller Benefit Plans, ERISA, the Code or any other applicable Law that would have a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Seller Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, are so qualified.

          (c) Except as would not have a Material Adverse Effect, with respect to each Seller Benefit Plan that is a retirement plan and is applicable to non-United States employees (each, a "Foreign Seller Retirement Plan"):
                                         ------------------------------

          (i) all employer and employee contributions to each separately funded Foreign Seller Retirement Plan required by Law or by the terms of such Foreign Seller Retirement Plan have been made, or if applicable, accrued in accordance with normal accounting practices prevailing in the country in which such plan is established;

          (ii) all premiums due and all employer and employee contributions collected in respect of each insured Foreign Seller Retirement Plan have been paid;

          (iii) all amounts required to be reserved under each book reserved Foreign Seller Retirement Plan have been so reserved in accordance with normal accounting practices prevailing in the country in which such plan is established;

          (iv) each Foreign Seller Retirement Plan required to be registered with a Governmental Authority has been registered and has been maintained in good standing with the appropriate Governmental Authorities; and

          (v) no event has occurred and there exists no condition or set of circumstances in connection with which any Subsidiary could be subject to any Liability under any Seller Foreign Retirement Plan or under any applicable Law with respect to any Seller Foreign Retirement Plan.

          (d) There are no outstanding agreements or arrangements providing for severance payments with respect to any employees of the Electrophysiology Business that would have a Material Adverse Effect.

          SECTION 3.18.  Taxes.  (a)  (i) Each Subsidiary has timely filed or
                         -----
been included in, or will timely file or be included in, all material Tax Returns required to be filed by it or in which it is to be included with respect to Taxes for any period ending on or before the Closing Date, taking into account any extension of time to file granted to, or obtained on behalf of, the Seller, any Affiliate or any Subsidiary; and (ii) all Taxes shown to be payable on such Tax Returns have been or will be paid.

          (b) (i) The national income Tax Returns of each Subsidiary (and any consolidated, combined or unitary group of which such Subsidiary is a member) have been audited and settled, or are closed to assessment, for all years through the fiscal year ending December 31, 1994; (ii) there is no claim or assessment pending against any Subsidiary for any alleged deficiency in Taxes, and the Seller does not know of any audit or investigation with respect to any liability of any Subsidiary for Taxes; and (iii) there are no agreements in effect to extend the period of limitations for the assessment or collection of any Tax for which any Subsidiary may be liable.

          SECTION 3.19.  Assets of the Electrophysiology Business.  (a)  Upon
                         ----------------------------------------
consummation of the transactions contemplated by this Agreement, the Purchaser shall acquire, free and clear of all Encumbrances, except for Permitted Encumbrances, or shall acquire the right to use, all the properties and assets forming a part of, or used or held in, the Electrophysiology Business, and such properties and assets, together with the rights of the Purchaser under the Transition Services Agreement, shall be sufficient to permit the operation of the Electrophysiology Business in substantially the same manner as it is currently conducted, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. All of the material Transferred Assets are in good working order and condition, normal wear and tear excepted. Neither the Seller nor any Affiliate of the Seller (other than a Subsidiary or an Asset Seller) has any rights of ownership, use or other rights with respect to any material Transferred Assets.

          (b) The individuals set forth in Section 6.01 of the Disclosure Schedule who are employees of Sulzer Cardiovascular AG constitute all of the employees of Sulzer Cardiovascular AG whose time is principally devoted to the Electrophysiology Business. The individuals set forth in Item 7 of Section 5.01 of the Disclosure Schedule do not devote their time principally to the Electrophysiology Business.

          SECTION 3.20.  FDA and Product Matters.  Except as set forth in
                         -----------------------
Section 3.20 of the Disclosure Schedule, there are no products now being manufactured, sold or distributed by the Electrophysiology Business that require any approval of the United States Food and Drug Administration (the "FDA") or any other Governmental Authority
                                   ---
that regulates the safety, effectiveness, market clearances, design, manufacturing, testing, distribution or market or post-market surveillance of the products of the Electrophysiology Business, for which such approval has not been obtained. All products being commercially distributed by any of the Subsidiaries in any jurisdiction meet the applicable material legal requirements of such jurisdiction with respect to their safety, effectiveness, market clearance, marketing, and post market surveillance and all requisite material governmental approvals, including, without limitation, all material product registrations, have been duly obtained and are in full force and effect, and there is no fact known to the Seller that reasonably would be expected to be the basis for the FDA or any other Governmental Authority to rescind any approval for any of the Electrophysiology Business's commercially distributed products. There is no Action pending by the FDA or any other Governmental Authority and no notice from the FDA or any other Governmental Authority has been received by the Seller, any Subsidiary or any Asset Seller claiming that any product now being commercially distributed or used in any clinical trials by the Electrophysiology Business is defective or fails to meet any applicable regulatory standards or that any Subsidiary or any Asset Seller has violated any applicable Laws governing the design, manufacturing, testing, distribution, marketing or post-market surveillance requirements for any such product. There are no recall procedures or safety alerts pending or, to the knowledge of the Seller, threatened against any Subsidiary, and no such proceeding has been brought against any Subsidiary at any time in the past five years, relating to the safety or efficacy of any of its or their products, and, to the knowledge of the Seller, there is no fact that reasonably would be expected to be the basis for any such action or proceeding. To the knowledge of the Seller, no institutional review board, institutional review committee or other similar group or Governmental Authority has terminated or recommended termination of a clinical study of any product of the Electrophysiology Business.

          SECTION 3.21.  Product and Service Warranties.  Except as set forth on
                         ------------------------------
Section 3.21(b) of the Disclosure Schedule, none of the Seller, any of the Asset Sellers or any of the Subsidiaries has received notice of, or has knowledge of, any facts or circumstances that reasonably would be expected to be the basis for any material claims (including, without limitation, claims for material product liability, defects or breaches or product or service warranties) in connection with the manufacture, production, sale, distribution or use of any of the products or services of the Electrophysiology Business. No fact or circumstance exists that would be the basis for any personal injury claim (including, without limitation, any personal injury claim related to or arising out of the processing of date and time data (including but not limited to calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century with respect to products of the Electrophysiology Business) arising from or relating to any product manufactured by the Electrophysiology Business prior to or on the Closing Date. For purposes of the preceding sentence, "manufactured" shall mean that the product constitutes finished goods inventory.

          SECTION 3.22.  Sales Representatives; Sales Data.  The information set
                         ---------------------------------
forth in Section 3.22 of the Disclosure Schedule about the Sales Representatives in the United States and their respective geographic territories, contractual arrangements and sales results is accurate and complete in all material respects.

          SECTION 3.23.  Certain Interests.  Neither the Seller nor any of its
                         -----------------
Affiliates (with the exception of the other Subsidiaries and Asset Sellers) will have as of the Closing, and no officer or director of the Seller or any of its Affiliates, including, without limitation, the Subsidiaries and the Asset Sellers, and, to the knowledge of the Seller, no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director will have, as of the Closing, any Indebtedness outstanding to, or contract, agreement or arrangement with, the Electrophysiology Business (such contracts, agreements and other arrangements being referred to as "Affiliate
                                                                   ---------
Arrangements"), except for the contracts, agreements or other arrangements
------------
listed or described in Section 3.15(a)(i) and Section 3.15(a)(xi) of the Disclosure Schedule.

          SECTION 3.24.  Brokers.  Except for Goldman, Sachs & Co. ("Goldman"),
                         -------                                     -------
no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller or any Subsidiary. The Seller is solely responsible for the fees and expenses of Goldman.


                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Seller as follows:

          SECTION 4.01.  Incorporation and Authority of the Purchaser.  The
                         --------------------------------------------
Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Indiana and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

          SECTION 4.02.  No Conflict.  Assuming that all consents, approvals,
                         -----------
authorizations and other actions described in Section 4.03 have been obtained and all filings and notifications described in Section 4.03 have been made, and except as may result from any facts or circumstances relating solely to the Seller or a Subsidiary, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which the Purchaser is to be a party do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws (or other similar organizational documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) result in any breach of, or constitute a default (or event that, with the giving of notice or lapse of time, or both, would become a default) under, or cause, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Purchaser or any of its subsidiaries is a party or by which any of their assets or properties is bound, except in any such case for any violations, conflicts, breaches, defaults or other matters that would not prevent or materially delay the consummation by the Purchaser of the transactions contemplated hereby.

          SECTION 4.03.  Consents and Approvals.  The execution, delivery and
                         ----------------------
performance by the Purchaser of this Agreement and the Ancillary Agreements do not and will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) the notification requirements of the HSR Act and the requirements of any applicable non-United States antitrust or merger control Laws, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements and (c) as may be necessary as a result of any facts or circumstances relating solely to the Seller or any of its Affiliates.

          SECTION 4.04.  Litigation.  There are no Actions pending or, to the
                         ----------
knowledge of the Purchaser, threatened against the Purchaser that are reasonably likely to prevent or materially delay the consummation by the Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements.

          SECTION 4.05.  Investment Purpose.  The Purchaser is acquiring the
                         ------------------
Shares and the Second Tier Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

          SECTION 4.06.  Brokers.  Except for Morgan Stanley & Co. Incorporated
                         -------
("Morgan Stanley"), no broker, finder or investment banker is entitled to any
  --------------
brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser is solely responsible for the fees and expenses of Morgan Stanley.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.01.  Conduct of Electrophysiology Business Prior to the
                         --------------------------------------------------
Closing.  The Seller covenants and agrees that, between the date of this
-------
Agreement and the Closing Date, except as set forth in Section 5.01 of the Disclosure Schedule (a true and complete copy of which has been furnished to the Purchaser) or as contemplated by any other provision of this Agreement or any Ancillary Agreement, unless the Purchaser shall otherwise agree in writing:

          (a) the Seller shall cause the Subsidiaries and the Asset Sellers to conduct the Electrophysiology Business in the ordinary course and consistent with the Electrophysiology Business's past practice (including, without limitation, with respect to purchasing, marketing, selling, paying accounts payable or collecting accounts receivable). Without limiting the generality of the foregoing, the Seller will cause the Subsidiaries and the Asset Sellers to use all reasonable efforts to preserve substantially intact the business organization and goodwill of the Electrophysiology Business and keep available the services of their officers, employees and consultants and, except as contemplated by the terms and provisions of this Agreement, preserve the current relationships of the Electrophysiology Business with its Sales Representatives, customers, suppliers and other Persons with which the Electrophysiology Business has significant business relationships; provided, however, that no action by any Subsidiary or Asset
                    --------  -------
     Seller with respect to matters specifically addressed by any provision of
     Section 5.01(b) shall be deemed a breach of this Section 5.01(a) unless such action would constitute a breach of any such provision of Section 5.01(b).

          (b)  the Seller shall not and shall not permit (a) any Subsidiary or
     (b) any Asset Seller with respect to the Electrophysiology Business to:

               (i) amend the Certificate of Incorporation or By-laws or other equivalent organizational document of any Subsidiary, or permit any Subsidiary to merge or consolidate, or obligate itself to do so, with or into any other entity;

               (ii) issue or sell any shares of capital stock of, or other equity interests in, any Subsidiary, or securities convertible into or exchangeable for such shares or equity interests or permit the sale or transfer of any Transferred Assets, except for sales of assets in the ordinary course of business consistent with past practice;

               (iii) permit any Subsidiary to declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or redeem or otherwise purchase or acquire any of its capital stock or securities convertible into or exchangeable or exercisable for capital stock;

               (iv) permit any Subsidiary or any Asset Seller to establish or increase any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of the Electrophysiology Business, or otherwise increase the compensation payable or to become payable to any officers, employees or consultants of the Electrophysiology Business, except (A) in the ordinary course of business consistent with past practice, (B) as may be required by Law or by existing contractual arrangements that are disclosed in the Disclosure Schedule or (C) increases in the compensation payable or to become payable to non-executive employees that do not, in the aggregate, exceed $100,000 on an annualized basis;

               (v) enter into any employment or severance agreement with any employees of the Electrophysiology Business, or adopt or enter into any collective bargaining agreement covering employees of the Electrophysiology Business;

               (vi) permit any Subsidiary to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company, other business organization or any division or assets thereof;

               (vii) permit any Subsidiary to assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than another Subsidiary), or make any loans or advances, or permit any Asset Seller to do any of the foregoing with respect to the Electrophysiology Business;

               (viii) permit any Subsidiary or any Asset Seller to make a purchase, sale or pricing commitment with respect to the Electrophysiology Business inconsistent with past practice or in excess of the normal, ordinary and usual requirements;

               (ix) permit the Electrophysiology Business to cease the filing and prosecution of patent applications in accordance with past practice, or fail to pay when due all royalties and other patent-related payment obligations;

               (x) permit or allow any of the Transferred Assets (whether tangible or intangible) to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that are released at or prior to the Closing;

               (xi) except in the ordinary course of business consistent with past practice, discharge or otherwise obtain the release of any material Encumbrance on the Transferred Assets or pay or otherwise discharge any material Liability of the Electrophysiology Business, other than current material Liabilities incurred in the ordinary course of business consistent with past practice;

               (xii) fail to pay any creditor of the Electrophysiology Business any amount owed to such creditor when such amount is due and no reasonable defense to payment of the amount owed is available;

               (xiii) permit the Electrophysiology Business to make any capital expenditure or commitment for any capital expenditure in excess of (A) the amount specified for capital expenditures in the budget of the Electrophysiology Business in effect on the date of this Agreement (a true and complete copy of which has been furnished to the Purchaser) plus (B) $250,000;

               (xiv) amend, terminate, cancel or compromise any material claim of the Electrophysiology Business or the Subsidiaries or waive any other rights of substantial value to the Electrophysiology Business or the Subsidiaries in excess of $500,000;

               (xv) make any change in any method of accounting or accounting practice or policy used by the Electrophysiology Business other than changes that are required by U.S. GAAP;

               (xvi) allow any material Permit that was issued or relates to the Electrophysiology Business or otherwise relates to any material Transferred Asset to lapse or terminate;

               (xvii) transfer any employees from the Seller or its Affiliates (other than the Subsidiaries) to any Subsidiary; terminate, discontinue, close or dispose of any office, facility or other business operation, or terminate or lay off any employees (other than terminations or layoffs of fewer than 25 employees) or implement any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the regulations promulgated by the United States Department of Treasury under the Code or announce or plan any such action or program for the future;

               (xviii) disclose any material Intellectual Property to any Person who is not subject to an obligation to maintain the confidentiality thereof, or permit to lapse or abandon any material Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Electrophysiology Business has any right, title, interest or license;

               (xix) permit any Subsidiary or Asset Seller with respect to the Electrophysiology Business to change any material practice with respect to Taxes or make, revoke or change any material election with respect to Taxes;

               (xx) fail to replenish inventories and supplies of the Electrophysiology Business in the ordinary course of business consistent with past practice;

               (xxi)   fail to renew any of the leases or subleases set forth in
          Section 3.16 of the Disclosure Schedule or allow such leases or subleases to expire or terminate, except in the ordinary course of business consistent with good business practice;

               (xxii)  permit (A) any Subsidiary to incur any Indebtedness or
          (B) any Asset Seller to incur any Indebtedness with respect to the Electrophysiology Business, in the case of clauses (A) and (B) in excess of $250,000 in the aggregate, except Indebtedness to any Affiliates of the Seller;

               (xxiii) enter into any Affiliate Arrangement;

               (xxiv) permit any Subsidiary or Asset Seller with respect to the Electrophysiology Business to enter into any new agreements with Sales Representatives or distributors, or any amendment or any other modifications to an existing agreement with a Sales Representatives, any other sales representative or distributor (other than (A) a renewal, on substantially identical terms, of an agreement that is scheduled to expire within six months of the date of this Agreement, and after consultation with the Purchaser regarding the terms of such renewal, or (B) an agreement that creates no Liability for any Subsidiary, any Asset Seller with respect to the Electrophysiology Business or the Purchaser following the Closing and does not alter any existing agreement in any manner adverse to any Subsidiary, any Asset Seller with respect to the Electrophysiology Business or the Purchaser following the Closing;

               (xxv)  amend, modify or supplement any Material Contract; or

               (xxvi) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(b).

          SECTION 5.02.  Investigation; Confidentiality.  (a)  The Purchaser
                         ------------------------------
acknowledges and agrees that it (i) has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the Electrophysiology Business, (ii) has been furnished with or given such adequate access to such information about the Electrophysiology Business as it has requested, (iii) has had independent legal, financial and technical advice relating to the Electrophysiology Business and the terms of this Agreement and the documents to be executed pursuant hereto and (iv) will not assert any claim against the Seller or any of its Affiliates or any of the Seller's or its Affiliates' respective directors, officers, employees, agents, stockholders, consultants, investment bankers, accountants, counsel or representatives, or hold the Seller or any such persons liable, for any inaccuracies, misstatements or omissions with respect to information (other than the representations and warranties of the Seller contained in this Agreement or any Ancillary Agreement) furnished by the Seller or such persons concerning the Seller, the Subsidiaries or the Electrophysiology Business. Any implied warranty or similar rights applicable to any of the transactions contemplated hereby under the Law of any jurisdiction is hereby expressly and irrevocably waived by each party hereto to the fullest extent permitted by such Law, and each party hereto agrees that it shall not seek to enforce any such implied warranties or similar rights against the other party.

          (b) In connection with the Purchaser's investigation of the Electrophysiology Business, the Purchaser has received certain estimates, projections and other forecasts for the Electrophysiology Business, and certain plan and budget information (collectively, the "Forward Looking Information").
                                                ---------------------------
The Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that the Purchaser will not assert any claim against the Seller or any of its Affiliates or any of the Seller's or its Affiliates' respective directors, officers, employees, agents, stockholders, consultants, investment bankers, accountants, counsel or representatives, or hold the Seller or any such persons liable with respect thereto, except as set forth in the proviso to the immediately succeeding sentence. Accordingly, the Seller makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.02; provided, however,
                                                              --------  -------
that the Seller represents and warrants to the Purchaser that the Seller believes the methods, including, without limitation, the assumptions, used in preparing the Forward Looking Information were reasonable.

          (c) The terms of the letter agreement dated as of June 19, 1998 (the "Confidentiality Agreement") between Goldman, as agent for the Seller, and the
--------------------------
Purchaser are
incorporated by reference herein and shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement and the obligations of the Purchaser under this Section 5.02(c) shall terminate; provided, however, that the Confidentiality Agreement shall not terminate with
--------  -------
respect to that portion of the Evaluation Material (as defined in the Confidentiality Agreement) that is related to or concerns the Seller or its Affiliates (other than the Electrophysiology Business) and which is identified as such in writing by the Seller to the Purchaser on or prior to the Closing Date; and provided, further, that notwithstanding anything in the
          --------  -------
Confidentiality Agreement to the contrary, the Purchaser shall be permitted to
(i) employ, hire, enter into an independent contracting arrangement or agency relationship with (in any case effective as of or following the consummation of the Closing), or solicit in respect of the foregoing, any Sales Representative or employee of the Subsidiaries, (ii) discuss the transactions contemplated hereby with customers, suppliers, purchasers, distributors and regulators (including, without limitation, the FDA) of the Electrophysiology Business, and
(iii) otherwise take the actions and engage in the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing Date, the Confidentiality Agreement shall continue in full force and effect thereafter in accordance with its terms. After the date of this Agreement, the Seller shall use reasonable efforts to enforce the valid and enforceable confidentiality agreements entered into with any other bidders for the Electrophysiology Business in connection with the sale thereof. The Seller shall control any litigation brought pursuant to the preceding sentence and shall have the ability to enter into any settlement of such litigation with the Purchaser's consent which will not be unreasonably withheld. With respect to any such Actions brought on or prior to the six-month anniversary of the Closing Date with respect to the solicitation or hiring of Sales Representatives, the Seller shall retain one-third of the amount of any damages (net of costs and expenses) recovered in connection therewith (up to an amount equal to $1,500,000 per applicable Sales Representative) and the remainder (net of costs and expenses) shall be promptly paid over to the Purchaser. With respect to any such Action brought after the six-month anniversary of the Closing Date, the Seller shall promptly pay to the Purchaser any damages (net of costs and expenses) recovered by the Seller in connection therewith or any Action other than with respect to the solicitation or hiring of Sales Representatives.

          (d) Following the Closing, the Seller agrees to, and will cause its agents, representatives, Affiliates, employees, officers and directors to, (i) treat and hold as confidential (and not disclose or provide access to any Person), in a manner consistent with its practices prior to the date hereof, and not to use except to prepare documents required to be filed with Governmental Authorities or its financial statements or to discharge its obligations and exercise its rights in respect of this Agreement, all information related to the Electrophysiology Business previously treated by the Seller and its Affiliates as confidential and any information received pursuant to Sections 5.03, 5.04, 5.18, 5.19 or 9.03(e), (ii) in the event that the Seller or any such agent, representative, Affiliate, employee, officer or director becomes compelled by Law (including any requirement of the New York Stock Exchange, the London Stock Exchange or the Swiss Exchange) to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.02(d) and (iii) in the event that such protective order or other remedy is not obtained or is not available, or the Purchaser waives compliance with this Section 5.02(d), furnish only that portion of such confidential information that is legally required to be provided and use all reasonable efforts to obtain assurances that confidential treatment will be accorded such information; provided, however,
                                                          --------  -------
that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this
Section 5.02(d) by the Seller, its agents, representatives, Affiliates, employees, officers or directors.

          SECTION 5.03.  Access to Information.  (a)  From the date hereof until
                         ---------------------
the Closing Date, upon reasonable notice, the Seller shall, and shall cause each of its Affiliates and each of their respective officers, directors, employees, auditors and agents to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, personnel, books and records of the Electrophysiology Business and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the Electrophysiology Business as the Purchaser may from time to time reasonably request; provided,
                                                                    --------
however, that such investigation shall not unreasonably interfere with any of
-------
the businesses or operations of the Seller or any of its Affiliates.

          (b) In order to facilitate the resolution of any claims made by or against or incurred by the Seller or any Affiliate or for which the Seller or any of its Affiliates remains liable, after the Closing Date, upon reasonable notice, the Purchaser shall (i) afford the officers, employees and authorized agents and representatives of the Seller reasonable access, during normal business hours, to the offices, properties, books and records of the Purchaser and its Affiliates in respect of the Electrophysiology Business relevant to such claims, (ii) furnish to the officers, employees and authorized agents and representatives of the Seller such additional financial and other information regarding the Electrophysiology Business as the Seller or such officers, employees and authorized agents and representatives may from time to time reasonably request relevant to such claims and (iii) make available to the Seller the employees of the Purchaser and its Affiliates in respect of the Electrophysiology Business whose assistance, testimony or presence is necessary to assist the Seller in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably
               --------  -------
interfere with the business or operations of the Purchaser or any of its Affiliates and provided further that the Seller shall reimburse the Purchaser
               -------- -------
for any and all costs and expenses (including, with respect to clause (iii) above, the salary of the employees for the time spent by such employees complying with such clause (iii)) incurred in complying with this Section 5.03(b) and provided further that the Purchaser shall not be required pursuant
            -------- -------
to this Section 5.03(b) to disclose or reveal any privileged information or any attorney work product.

          (c) Notwithstanding the foregoing, the Seller shall not be required, prior to the Closing Date, to disclose, or cause the disclosure of, to the officers, employees or authorized agents or representatives of the Purchaser (or provide access to any offices, properties, books or records of the Seller or any of its Affiliates that could result in the disclosure to such persons or others
of) any confidential information relating to pricing and marketing plans, to the extent that the Seller reasonably believes, upon advice of counsel, that disclosure of such information would create a significant risk of a violation of any antitrust or competition Law, nor shall the Seller be required to permit or cause others to permit the officers, employees or authorized agents or representatives of the Purchaser to copy or remove from the offices or properties of the Seller or any of its Affiliates any documents, drawings or other materials that might reveal any such confidential information.

          SECTION 5.04.  Books and Records.  (a)  Except as otherwise provided
                         -----------------
in Article VII, the Purchaser agrees that it shall preserve and keep all material books and records in respect of the Electrophysiology Business that the Seller transfers to the Purchaser in the Purchaser's possession for such period as is required by applicable Law or, if no such period is required by applicable law, for a period of at least two years from the Closing Date. After such two-year period, before the Purchaser shall dispose of any of such books and records, at least 90 calendar days' prior written notice to such effect shall be given by the Purchaser to the Seller, and the Seller shall be given an opportunity during such 90-day period, at its cost and expense, to remove and retain all or any part of such books and records as the Seller may select. During the applicable period, duly authorized representatives of the Seller shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records.

          (b) If, in order properly to prepare documents required to be filed with Governmental Authorities or its financial statements or required under any applicable Law, it is necessary that either party hereto (or any of their respective Affiliates) or any successors be furnished with additional information relating to the Electrophysiology Business, and such information is in the possession of the other party hereto or any of its Affiliates, such party agrees to use its best efforts to furnish such information to such other party as soon as reasonably practicable, at the cost and expense of the party being furnished such information.

          SECTION 5.05.  Satisfaction of Conditions Precedent; Regulatory and
                         ----------------------------------------------------
Other Authorizations; Notices and Consents.  (a)  The Seller and the Purchaser
------------------------------------------
shall use all reasonable efforts to cause the satisfaction of the conditions precedent contained in Article VIII. Each party hereto shall use all reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its and its Affiliates' execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Ancillary Agreements and shall cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable, and in any event within ten Business Days of the date hereof, and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The parties hereto acknowledge that time shall be of the essence in this Agreement and agree not to take any action or omit to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

          (b) Notwithstanding the foregoing, the Purchaser shall not be required to sell, license or otherwise dispose of or hold separate or in trust, the Shares, the Second Tier Shares or any of the Transferred Assets or any part of the Electrophysiology Business or any assets or businesses of the Purchaser or any of its Affiliates, except that the Purchaser shall take promptly any or all of the following actions to the extent necessary to eliminate any concerns on the part of any Governmental Authority with jurisdiction over the enforcement of any applicable antitrust laws, anti-competition or similar laws regarding the legality under any antitrust Law, anti-competition or similar Law of the Purchaser's acquisition of the Electrophysiology Business: selling or otherwise disposing of to any Person except St. Jude Medical, Inc., Angeion Corporation, Johnson & Johnson, Boston Scientific Corp., Arterial Vascular Engineering, Inc. or any Affiliates thereof (a "Subsequent Purchaser"), or holding separate
                              --------------------
(through the establishment of a trust or otherwise) the Tachycardia Assets (other than the patents and patent applications contained therein) and in connection therewith (i) granting or causing to be granted to a Subsequent Purchaser and its Affiliates for use in connection with the operation of the Tachycardia Assets a perpetual, non-sublicenseable, royalty-free license of the
(A) patents or patent applications owned or licensed (if sublicenseable) by the Electrophysiology Business, (B) patents or patent applications licensed (if sublicenseable) by the Electrophysiology Business that constitute Tachycardia Assets but under the terms of such license cannot be sold or otherwise transferred to a Subsequent Purchaser, and (C) patents originally assigned to Mieczyslaw Mirowski and presently sublicensed to Cardiac Pacemakers, Inc., including, without limitation, U.S. Patent Nos. 4,223,678; 4,316,472; 4,407,288; and 4,572,191 (the "Mirowski Portfolio"), (ii) if a Subsequent Purchaser does
                    ------------------
not have adequate facilities to manufacture products for the Tachycardia Business, agree to manufacture such products for the Subsequent Purchaser for a one-year period from the date of the Subsequent Purchaser's acquisition of the Tachycardia Assets and (iii) covenant not to bring any Action against the Subsequent Purchaser and any of its Affiliates for infringement of U.S. Patent Nos. 4,388,927 and 4,557,266; provided, however, that nothing herein shall
                              --------  -------
obligate the Purchaser to (i) license the Mirowski Portfolio to a Subsequent Purchaser and its Affiliates on terms and conditions that permit such license to be transferrable to another Person (except that such license shall be transferable to another Person in connection with the sale or transfer of all or substantially all of the Tachycardia Assets to a Subsequent Purchaser), (ii) grant any license under this Section 5.05(b)(i) to a Subsequent Purchaser who does not agree to grant to the Purchaser a royalty-free (except for pass-through royalty obligations of the Subsequent Purchaser to a Person un-Affiliated with the Subsequent Purchaser), perpetual license to the Cardiac Stimulation Devices patents owned by or licensed to the Subsequent Purchaser which license is transferable by the Purchaser to another Person in the sale or transfer of all or substantially all of the Purchaser or Cardiac Pacemakers, Inc. to another Person or (iii) grant any license under this Section 5.05(b)(i) to a Subsequent Purchaser who does not agree to admit the validity and enforceability of the Mirowski Portfolio; and provided further that
                                                  -------- -------
notwithstanding anything to the contrary in this Section 5.05(b)(i), the Purchaser shall be permitted to pass-through to a Subsequent Purchaser any royalty obligations of the Purchaser or its Affiliates to any Person under the Mirowski Portfolio or under any license which is sublicensed pursuant to Section 5.05(b)(i).

          (c) The Seller shall give promptly such notices to third parties and use reasonable efforts to obtain such third party consents (not including the consents of any Governmental Authorities) as may be necessary in connection with the transactions contemplated by this Agreement and the Ancillary Agreements; provided that the Seller and its Affiliates shall not be required to make any
--------
payment to any such Person to induce such Person to grant such consent or waiver.

          SECTION 5.06.  Notification to Governmental Authorities; Litigation.
                         ----------------------------------------------------
(a) The Purchaser and the Seller shall comply in all material respects with all material applicable Laws requiring notification of the transactions contemplated by this Agreement.

          (b) Within thirty calendar days after the date of this Agreement, the Seller shall deliver or cause to be delivered to the Purchaser (i) a list of all Actions that, to the knowledge of the Seller, are pending or threatened against any Subsidiary, or any Asset Seller and relating to the Electrophysiology Business, and (ii) a list of all Governmental Orders to which, to the knowledge of the Seller, the Electrophysiology Business is subject.

          SECTION 5.07.  Non-Competition.  (a)  For a period of three years
                         ---------------
after the Closing Date (the "Non-Competition Period"), neither the Seller nor
                             ----------------------
any Affiliate of the Seller will manufacture, sell or distribute Cardiac Stimulation Devices; provided, however, that the foregoing shall not prohibit
                     --------  -------
the Seller or any Affiliate of the Seller from (i) acquiring, directly or indirectly, securities of any Person traded in a public market that sells any Cardiac Stimulation Devices; provided that the Seller and its Affiliates do not,
                             --------
in the aggregate, own more than 5% of any class of securities of such Person; or
(ii) acquiring a company (the "Diversified Company") or a business (x) having
                               -------------------
not more than 15% of its gross revenues attributable to the manufacture, sale or distribution of Cardiac Stimulation Devices, or (y) having more than 15% of its gross revenues attributable to the manufacture, sale or distribution of Cardiac Stimulation Devices, as long as, with respect to such Diversified Company or business acquired that shall have derived more than 15% of its gross revenues from the manufacture, sale or distribution of Cardiac Stimulation Devices, the Seller shall have divested itself within 12 months of its acquisition of such Diversified Company of the assets, divisions or businesses of such Diversified Company that sell Cardiac Stimulation Devices.

          (b) During the Non-Competition Period, neither the Seller nor any Affiliate of the Seller will (i) induce or attempt to induce any Sales Representative, employee, contractor, distributor or consultant of the Electrophysiology Business or the Purchaser's cardiac rhythm management business to terminate his or her representation of, or employment or consultancy with, the Electrophysiology Business or the Purchaser's cardiac rhythm management business, (ii) hire or attempt to hire any Person who is then, or at any time within the preceding one-year period from the date hereof was, a Sales Representative, employee, contractor, distributor or consultant of the Electrophysiology Business or the Purchaser's cardiac rhythm management business or (iii) induce or attempt to induce any customer, supplier, licensee, contractor, distributor or other business relation of the Electrophysiology Business or the Purchaser's cardiac rhythm management business to cease doing business with the Electrophysiology Business or the Purchaser's cardiac rhythm management business.

          SECTION 5.08.  Intercompany Arrangements.  (a) Prior to the Closing
                         -------------------------
Date, the Seller shall cause any contract or arrangement that is disclosed (or should have been disclosed) in Section 3.15(a)(vi) of the Disclosure Schedule, other than those contracts or arrangements set forth in Section 5.08 of the Disclosure Schedule, to be terminated or otherwise amended to exclude any Subsidiaries as a party thereto.

          (b) Immediately prior to the consummation of the Closing, the Seller shall contribute, or cause to be contributed, to the capital of the Subsidiaries, the difference between (i) the intercompany Indebtedness owed by the Subsidiaries to the Seller and its Affiliates (other than the Subsidiaries) as of the Closing Date and (ii) the intercompany Indebtedness owed by the Seller and its Affiliates (other than the Subsidiaries) to the Subsidiaries as of the Closing Date and all such intercompany Indebtedness shall be of no further force or effect.

          SECTION 5.09.  Use of the Seller's Name.  Notwithstanding any other
                         ------------------------
provision of this Agreement to the contrary, no interest in or right to use the name "Sulzer", "Sulzermedica" or "Sulzer Medica" or any other corporate name of the Seller or its Affiliates (other than those listed in Section 5.09 of the Disclosure Schedule) or any logo, trademark or trade name or any derivation thereof of the Seller or its Affiliates with respect to, or associated with, the foregoing (collectively, the "Retained Names and Marks") is being transferred to
                              ------------------------
the Purchaser pursuant to the transactions contemplated hereby, and the use of any Retained Names and Marks in connection with the Electrophysiology Business by the Purchaser and its Affiliates shall cease as of the Closing Date. The Purchaser, promptly following the Closing Date, will, and will cause its Affiliates to, (a) remove or obliterate all the Retained Names and Marks from its signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents, and other items and materials of the Electrophysiology Business and otherwise, and not to put into use after the Closing Date any such items and materials not in existence on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto and (b) change the corporate name of each Subsidiary whose corporate name includes the name "Sulzer", "Sulzermedica" or "Sulzer Medica" or any name, mark or logo similar thereto, to another corporate name that does not include the name "Sulzer", "Sulzermedica" or "Sulzer Medica" or any name, mark or logo similar thereto. Notwithstanding the foregoing, the Purchaser, its Affiliates and the Subsidiaries may, for a period of six months following the Closing Date, use any purchase orders, invoices, sales orders, labels, letterheads, or shipping documents existing on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto where the removal of any Retained Name or Mark or any such similar name, mark or logo would be impractical. The Purchaser agrees that the Seller and its Affiliates shall have no responsibility for claims by third parties arising out of, or relating to, the use after the Closing Date by the Purchaser, the Subsidiaries or any Affiliate thereof of any Retained Name or Mark. In addition, the Purchaser, its Affiliates and the Subsidiaries may sell or otherwise dispose of inventory bearing any such name, mark or logo until after they have received permission from the FDA or other applicable Governmental Authority to change such name, mark or logo and for a six month period beginning after the date of such permission. Nothing in this Section 5.09 shall be construed to require the Purchaser nor any of its Affiliates or the Subsidiaries to modify, replace, amend, revise or recall any documents or devices that are in the possession of doctors, Sales Representatives, distributors or other third parties.

          SECTION 5.10.  Insurance Coverage.  Effective 12:01 a.m. on the
                         ------------------
Closing Date, the Subsidiaries and the Transferred Assets shall cease to be insured by the Seller's or its Affiliates' (other than the Subsidiaries') insurance policies, and the Purchaser shall have no rights or obligations with respect to any such policy.

          SECTION 5.11.  Guaranties.  The Purchaser shall use all reasonable
                         ----------
efforts to cause the Seller and its Affiliates (other than the Subsidiaries) to be released as of the Closing, or as soon thereafter as possible, from all indemnities, guaranties and guaranty obligations of the Seller and such Affiliates relating to obligations of the Subsidiaries or otherwise relating to or for the benefit of any Subsidiary or the Electrophysiology Business, including, without limitation, the indemnities, guaranties and guaranty obligations listed in Section 5.11 of the Disclosure Schedule. The Purchaser agrees to indemnify the Seller and its Affiliates for any and all Losses incurred by the Seller and its Affiliates after the date of this Agreement arising out of any indemnity, guaranty or guaranty obligation listed in Section
5.11 of the Disclosure Schedule, whether or not such Losses accrued prior to, on or after the Closing. The Purchaser also agrees to indemnify the Seller and its Affiliates for any and all Losses incurred by the Seller and its Affiliates after the date of this Agreement arising out of any material indemnity, guaranty or guaranty obligation referred to in the first sentence of this Section 5.11 that is not listed in Section 5.11 of the Disclosure Schedule, whether or not such Losses accrued prior to, on or after the Closing, provided, however, that
                                                       --------  -------
the Purchaser shall not be required to indemnify the Seller for any such indemnity, guaranty or guaranty obligation to the extent the failure to disclose such arrangement or any claim in respect thereof in the Disclosure Schedule constitutes any breach of a representation or warranty made by the Seller under this Agreement.

          SECTION 5.12.  Transition Services.  Following the Closing Date, the
                         -------------------
Seller shall provide, or cause to be provided, to the Purchaser certain services that are currently provided by the Seller and its Affiliates to the Electrophysiology Business, all as more fully set forth in a transition services agreement substantially in the form attached hereto as Exhibit 5.12 (the "Transition Services Agreement") to be
                                           -----------------------------
entered into by the Seller and the Purchaser as of the Closing Date. Except as specifically set forth in the Transition Services Agreement no other services will be provided to the Purchaser or any of its Affiliates by the Seller or its Affiliates.

          SECTION 5.13.  Notice of Developments.  Prior to the earlier of the
                         ----------------------
Closing or termination of this Agreement, the Seller shall notify promptly, and in any event within five Business Days, the Purchaser in writing, of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that are reasonably likely to result in any breach of a representation or warranty or covenant of the Seller in this Agreement or that are reasonably likely to have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any material respect and (ii) all other material developments affecting the assets, liabilities, business, financial condition, operations, results of operations, employee relations or prospects of any Subsidiary or the Electrophysiology Business.

          SECTION 5.14.  Acquisition Proposals.  Except in connection with the
                         ---------------------
transactions contemplated hereby, none of the Seller, an Asset Seller, any Subsidiary or any Affiliate, agent, representative, employee, officer or director of the Seller, an Asset Seller or any Subsidiary shall (a) take any action to solicit, initiate submission of or knowingly encourage any Acquisition Proposal, (b) participate in any substantive discussions or negotiations regarding an Acquisition Proposal with any Person other than the Purchaser and its representatives, (c) furnish any information with respect to or afford access to the properties, books or records of the Electrophysiology Business to any Person in connection with an Acquisition Proposal other than the Purchaser and its representatives or (d) otherwise knowingly cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Person other than by the Purchaser and its representatives to do or seek any of the foregoing. The Seller shall promptly notify the Purchaser upon receipt of any offer with respect to an Acquisition Proposal and shall not accept any such offer for so long as this Agreement remains in effect. For purposes hereof, an "Acquisition Proposal" shall include any acquisition or
                     --------------------
purchase by a Person who is not an Affiliate of the Purchaser of all or a portion of the Shares, the Second Tier Shares, the Transferred Assets or any equity interest in the Electrophysiology Business, any merger or business combination with any Subsidiary or Asset Seller, any public or private offering of capital stock of any Subsidiary (or any security convertible into or exchangeable or exercisable for capital stock of any Subsidiary), or any other acquisition involving the Electrophysiology Business, except for any acquisition or purchase of inventory of the Electrophysiology Business in the ordinary course of business consistent with past practice.

          SECTION 5.15.  Audited Financial Statements.  The Seller shall deliver
                         ----------------------------
to the Purchaser, as promptly as practicable following the date hereof, but in any event prior to the earlier of the Closing or 60 calendar days after the date of this Agreement, balance sheets, income statements and cash flow statements of the Electrophysiology Business (a) as of and for
the years ended December 31, 1995, 1996 and 1997 (the "Year-End Financial
                                                       ------------------
Statements") and (b) as of and for the six months ended June 30, 1998 and 1997
----------
(together with the Year-End Financial Statements, the "Designated Financial
                                                       --------------------
Statements"), which shall be (i) in the case of clause (a) above, audited by,
----------
and include the unqualified report thereon with respect to the Year-End Financial Statements, of, the Seller's Accountants and (ii) in compliance in all respects with Regulation S-X of the Securities and Exchange Commission (the "SEC"). The Seller shall cause the Seller's Accountants to deliver to the
 ---
Purchaser such consents to the inclusion of such financial statements in filings with the SEC of the Purchaser as the Purchaser shall reasonably request. The Seller shall cause the Seller's Accountants to consult with the Purchaser during the course of the audit, and to take into account the Purchaser's comments concerning the form of the Designated Financial Statements. If the Designated Financial Statements and the report on the Year-End Financial Statements are delivered to the Purchaser on or prior to the date that is 30 calendar days after the date of this Agreement, the Purchaser shall pay the actual fees and expenses of the Seller's Accountants incurred in connection with the preparation of the Designated Financial Statements, up to a maximum amount of $200,000, and the remainder of such fees and expenses shall be paid by the Seller, and if the Designated Financial Statements and the report thereon are delivered to the Purchaser after 30 calendar days after the date of this Agreement, the fees and expenses of Seller's Accountants incurred in connection with the preparation of the Designated Financial Statements shall be paid by the Seller.

          SECTION 5.16.  Sales Representatives.  (a) Subject to Exhibit 5.16(a),
                         ---------------------
as soon as practicable after the date of this Agreement the Purchaser shall offer to each Sales Representative in the United States the opportunity to execute an Employment Agreement. In connection with such solicitation, the parties shall adhere to and abide by the procedures set forth in Exhibit 5.16(a). In connection with the solicitation referred to in the preceding sentence, each Employment Agreement shall contain the compensation and sales package set forth in Exhibit 5.16(b). After the Closing, the Purchaser or one of its Affiliates shall use reasonable efforts to enforce the valid and enforceable agreements of the Sales Representatives in the United States who do not execute an Employment Agreement. The Purchaser shall control any litigation brought pursuant to the preceding sentence and shall have the ability to enter into any settlements of such litigation with the Seller's consent which will not be unreasonably withheld. Prior to the Closing, the Seller, if requested by Purchaser, shall cause the Subsidiaries to use reasonable efforts to enforce the valid and enforceable agreements of the Sales Representatives who do not execute Employment Agreements. Prior to the Closing, the Seller shall control any litigation brought pursuant to the preceding sentence and shall have the ability to enter into settlements of such litigation with the Purchaser's consent which
will not be unreasonably withheld   With respect to any such Actions referred to
in this Section 5.16(a) and brought on or prior to the six-month anniversary of the Closing Date, the Seller shall be entitled to one-third of the amount of any damages (net of costs and expenses) recovered in connection therewith (up to an amount equal to $1,500,000 per applicable Sales Representative) and the remainder (net of costs and expenses) shall be promptly paid over to the Purchaser. With respect to any such Action brought after the six-month anniversary of the Closing Date, the Purchaser shall be entitled to any damages recovered in connection therewith.

          (b) On or prior to the Closing Date, the Seller shall and shall cause all of its Affiliates (other than the Subsidiaries) to fully and unconditionally release any and all Sales Representatives (other than the United States Dual Sales Representatives) from any and all agreements, contracts and other arrangements (oral or written) with any Sales Representatives (other than the United States Dual Sales Representatives) for the sale or distribution of products that are not manufactured, sold or distributed by the Electrophysiology Business on the date of this Agreement and pay all amounts due and owing to such Sales Representatives, except for such amounts being disputed in good faith.

          SECTION 5.17.  Sales Representative Guarantees.  The Seller shall use
                         -------------------------------
all reasonable efforts to cause the Purchaser and its Affiliates to be released as of the Closing from all Liabilities arising under or in connection with the agreements set forth in 9.03(a) of the Disclosure Schedule.

          SECTION 5.18.  Procedures Relating to United States Dual Sales
                         -----------------------------------------------
Representatives.  (a) The Purchaser shall cause each Sales Representative in the
---------------
United States who currently sells products of Carbomedics (as set forth in
Section 5.18 of the Disclosure Schedule) and who becomes a representative, subrepresentative, consultant or employee of the Purchaser (principally in a sales or marketing function) ("United States Dual Sales Representatives") to
                               ----------------------------------------
continue to distribute the products of Carbomedics during the six-month period following the Closing Date (the "United States Distribution Period") for and on
                                 ---------------------------------
behalf of Carbomedics, in substantially the same manner in which such products were sold prior to the Closing Date. The Purchaser shall in good faith permit and make available support, facilities, services and personnel of a similar nature as are available for the sale of the Purchaser's other products, and shall not in any way discourage the sale of Carbomedics' products by the United States Dual Sales Representatives during the United States Distribution Period.

          (b) The Seller shall pay, or cause to be paid, to the Purchaser, for further remittance to the United States Dual Sales Representatives, all commissions which would have been required to be paid to such United States Dual Sales Representatives under the terms of their sales representative agreements in effect immediately prior to the Closing with respect to all sales of products of Carbomedics during the United States Distribution Period, and the Purchaser shall promptly remit such commission payments to the respective United States Sales Representatives. The Seller and its Affiliates shall have no other obligations to the Purchaser and its Affiliates or to the United States Dual Sales Representatives arising out of the distribution of products of Carbomedics following the Closing.

          (c) The Purchaser shall promptly remit to Carbomedics any payments received by the Purchaser or any of its Affiliates in respect of sales of products of Carbomedics, and shall use all reasonable efforts to cause any United States Dual Sales Representatives who receives any such payments to promptly remit such payments to Carbomedics.

          (d) Subject to Section 5.02(d), the Purchaser shall permit the Seller and its employees and agents reasonable access during normal business hours (or otherwise upon reasonable prior notice) to the United States Dual Sales Representatives, and shall provide the Seller with such data and records as the Seller may reasonably request for the purposes of allowing the Seller to monitor the Purchaser's performance of its obligations under this Section 5.18.

          (e) Upon 30 calendar days' written notice by the Seller to the Purchaser, the Seller may terminate the distribution of Carbomedics' products by any individual United States Dual Sales Representative. After the date of such termination, neither the Seller or any of its Affiliates, on the one hand, nor the Purchaser or any of its Affiliates, on the other hand, shall have any obligation or liability to the other with respect to such United States Dual Sales Representative pursuant to this Section 5.18, except for any payment obligations pursuant to this Section 5.18 that accrued thereunder prior to the date of termination.

          (f) The Seller shall indemnify and hold harmless all Purchaser Indemnified Parties from and against any and all Losses arising out of or in connection with the sale of Carbomedics' products pursuant to this Section 5.18, without regard to any baskets, caps, survival periods or other limitations set forth in this Agreement; provided, however, that the Seller shall not be
                         --------  -------
obligated to indemnity or hold harmless any Purchaser Indemnified Party for Losses arising out of or in connection with any alteration or modification of any such product by a Purchaser Indemnified Party.

          SECTION 5.19.  Procedures Relating to Canadian Dual Sales
                         ------------------------------------------
Representatives.  (a) During the two-year period following the Closing Date (the
---------------
"Canadian Distribution Period"), the Purchaser shall distribute, or cause one or
 ----------------------------
more of its Affiliates to distribute, in Canada the products of Carbomedics, in substantially the same manner in which such products were sold prior to the Closing Date, solely through the Sales Representatives in Canada who currently sell products of Carbomedics and who become representatives, subrepresentatives, consultants or employees of the Purchaser (principally in a sales or marketing function) ("Canadian Dual Sales Representatives"). The Purchaser shall in good
            -----------------------------------
faith permit and make available support, facilities, services and personnel of a similar nature as are available for the sale of the Purchaser's other products, and shall not in any way discourage, the sale of Carbomedics' products by the Canadian Dual Sales Representatives during the Canadian Distribution Period.

          (b) The Seller shall reimburse the Purchaser for 30% of the cash compensation paid to each Canadian Dual Sales Representative by the Purchaser and its Affiliates in respect of the Canadian Distribution Period (or, in the event the Seller terminates distribution by a Canadian Dual Sales Representative pursuant to Section 5.19(e), such shorter period during which such Canadian Dual Sales Representative actually distributes Carbomedics' products). Such reimbursement shall be paid promptly, but in any event within 15 Business Days after notification by the Purchaser thereof. The Seller and its Affiliates shall have no other obligations to the

Purchaser and its Affiliates or to the Canadian Dual Sales Representatives arising out of the distribution of products of Carbomedics following the Closing.

          (c) The Purchaser shall promptly remit to Carbomedics any payments received by the Purchaser or any of its Affiliates in respect of sales of products of Carbomedics, and shall use all reasonable efforts to cause any Canadian Dual Sales Representative who receives any such payments to promptly remit such payments to Carbomedics.

          (d) Subject to Section 5.02(d), the Purchaser shall permit the Seller and its employees and agents reasonable access during normal business hours (or otherwise upon reasonable prior notice) to the Canadian Sales Representatives, and shall provide the Seller with such data and records as the Seller may reasonably request for the purposes of allowing the Seller to monitor the Purchaser's performance of its obligations under this Section 5.19.

          (e) Upon 30 calendar days' written notice by the Seller to the Purchaser, the Seller may terminate the distribution of Carbomedics' products by any individual Canadian Dual Sales Representative. After the date of such termination, neither the Seller or any of its Affiliates, on the one hand, nor the Purchaser or any of its Affiliates, on the other hand, shall have any obligation or liability to the other with respect to such Canadian Dual Sales Representative pursuant to this Section 5.19, except for any payment obligations pursuant to this Section 5.19 that accrued hereunder prior to the date of termination.

          (f) The Seller shall use all commercially reasonable efforts to replace as soon as practicable following the Closing the Canadian Dual Sales Representatives with another distribution network adequate for the needs of the business of Carbomedics in Canada.

          (g) (i) On or prior to August 31, 2000, the Seller shall provide the Purchaser with a statement (the "Operating Income Statement") setting forth
                                      --------------------------
     the Canadian Operating Income for the calendar year 1998 (the "1998
                                                                    ----
     Operating Income"), the Canadian Operating Income for the calendar year
     ----------------
     1999 (the "1999 Operating Income") and the Canadian Operating Income for
                ---------------------
     the first six calendar months of the year 2000 (the "2000 Operating Income"
                                                          ---------------------
     and, together with the 1999 Operating Income, the "Actual Operating
                                                        ----------------
     Income"). 1998 Operating Income, 1999 Operating Income and 2000 Operating Income shall be calculated, to the extent applicable, in a manner consistent with the preparation of the Income Statements.

          (ii) The Purchaser may dispute the amount of the 1998 Operating Income, the 1999 Operating Income or the 2000 Operating Income set forth on the Operating Income Statement, but only on the basis that the 1998 Operating Income, 1999 Operating Income or 2000 Operating Income was not arrived at in accordance with Section 5.19(g)(i); provided, however, that
                                                       --------  -------
     the Purchaser shall have notified the Seller and the Seller's Accountants in writing of the disputed amount, setting forth, in reasonable detail, the basis for such dispute, within 45 Business Days of Seller's delivery of the Operating Income Statement to the Purchaser. In the event of such a dispute, the Seller's Accountants, together with the Seller, and the Purchaser's Accountants, together with the Purchaser, shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If the Persons named in the preceding sentence are unable to resolve any such dispute within 45 Business Days of receipt by the Seller of the Purchaser's notification, then the items remaining in dispute shall be submitted for arbitration to the Independent Accounting Firm which shall, within 30 Business Days after such submission, determine and report to the Seller and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated evenly between the Seller and the Purchaser.

          (iii) The Operating Income Statement shall be deemed final for the purposes of this Section 5.19 upon the earlier of (i) the failure of the Purchaser to notify the Seller of a dispute within 45 Business Days of the Seller's delivery of the Operating Income Statement to the Purchaser or
     (ii) the resolution of all disputes pursuant to Section 5.19(g)(ii).

          (iv) Within five business days after the Operating Income Statement is deemed final pursuant to Section 5.19(g)(iii), in the event that the Actual Operating Income reflected thereon is less than 1.5 times the 1998 Operating Income reflected thereon, the Purchaser shall pay by wire transfer in immediately available funds to an account specified in writing by the Seller to the Purchaser, the difference between (A) the Actual Operating Income and (B) the 1998 Operating Income Statement multiplied by the number 1.5.

          (v) Subject to Section 5.02(d), the Seller shall provide the Purchaser and the Purchaser's Accountants with full access to the books, records and employees of the Seller and its Affiliates, and shall cooperate fully with the Purchaser and the Purchaser's Accountants, to the extent required by the Purchaser and the Purchaser's Accountants to adequately examine the preparation of the Operating Income Statement.

          (h) The Seller shall indemnify and hold harmless all Purchaser Indemnified Parties from and against any and all Losses arising out of or in connection with the sale of Carbomedics' products pursuant to this Section 5.19, without regard to any baskets, caps, survival periods or other limitations set forth in this Agreement; provided, however, that the Seller shall not be
                         --------  -------
obligated to indemnity or hold harmless any Purchaser Indemnified Party for Losses arising out of or in connection with any alteration or modification of any such product by a Purchaser Indemnified Party.

          SECTION 5.20.  Certain Intellectual Property Matters.  (a) Not later
                         -------------------------------------
than the 90th calendar day following the date of this Agreement, the Purchaser shall inform the Seller whether it elects to permit the Seller to pursue and enter into, or cause a Subsidiary to enter into, a license agreement with either or both of Angeion Corporation and Biotronik Inc. (each, a "License
                                                            -------
Counterparty") covering all the Cardiac Stimulation Devices related patents of
------------
the License Counterparty, including all patents issued after the Closing Date from applications filed on or before the Closing Date or from applications filed after the Closing Date if such applications claim priority to applications filed before the Closing Date. Such license shall be transferable or sublicensable to the Purchaser without any cost, limitation or other expense to the Purchaser on a worldwide, irrevocable, perpetual, royalty-free, non-exclusive basis. The Seller agrees to consult with the Purchaser regarding the terms of such license. If the Seller obtains such a license, the Seller shall have no further liability or obligations to any Purchaser Indemnified Party arising out of or in connection with the Disclosed Item relating to the License Counterparty who entered into such license. In order to obtain such license, the Seller shall be permitted to grant a worldwide, irrevocable, perpetual, royalty-free, non-exclusive license or sublicense to the License Counterparty to all patents and patent applications which are part of the Owned Intellectual Property and the Licensed Intellectual Property, including all patents issued after the Closing Date from applications filed on or before the Closing Date or from applications filed after the Closing Date if such applications claim priority to applications filed before the Closing Date.

          (b) In the event the Purchaser elects to permit the Seller to pursue and enter into, or cause a Subsidiary to enter into, the license referred to in
Section 5.20(a), and the Seller is unable to obtain such license, the Seller shall indemnify the Purchaser Indemnified Parties against and hold them harmless from all Losses actually incurred by them arising out of or relating to the Disclosed Items, without regard to any baskets, caps, survival periods or other limitations set forth elsewhere in this Agreement. Such indemnification shall be governed by the terms of Sections 9.03(d) through (h).

          (c) In the event the Purchaser elects not to permit the Seller to pursue and enter into, or cause a Subsidiary to enter into, the license referred to in Section 5.20(a), the Seller shall indemnify the Purchaser Indemnified Parties against and hold them harmless from all Losses actually incurred by them arising out of or relating to the Disclosed Items to the extent such Losses relate to the sale of Specified Products that are or have been sold at any time prior to the second anniversary of the Closing Date, without regard to any baskets, caps, survival periods or other limitations set forth elsewhere in this Agreement. Such indemnification shall be governed by the terms of Sections 9.03(d) through (h).

          (d) Except as expressly set forth in this Section 5.20, the Seller shall have no liability or obligation to any Purchaser Indemnified Party arising out of or in connection with the Disclosed Items.

          SECTION 5.21.  Further Action.  Each of the parties hereto shall
                         --------------
execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions hereof and to make effective the transactions contemplated hereby.


                                  ARTICLE VI

                                  EMPLOYEE MATTERS

          SECTION 6.01.  Offer of Employment; Continuation of Benefits.  On or
                         ---------------------------------------------
prior to the Closing Date, the Purchaser shall, or shall cause the Subsidiaries to, offer to employ, effective on the Closing Date, each person listed in
Section 6.01 of the Disclosure Schedule. Following the Closing Date, the Purchaser shall, or shall cause the Subsidiaries to, provide each Employee with benefits (including, without limitation, pension and welfare benefits) that are no less favorable than the benefits provided by the Purchaser to its similarly situated employees. To the extent that service is relevant for vesting or benefit calculations or allowances (including, without limitation, entitlements to vacation and sick days) under any plan or arrangement maintained in order to provide the benefits described in the previous sentence, such plan or arrangement shall credit Employees for service at or prior to the Closing Date with the Subsidiaries or Asset Sellers, provided that past service credit under a plan intended to be qualified under section 401(a) of the Code shall be limited to no more than five (5) years of service. Nothing in this Section 6.01 shall be construed in any way to increase or extend the obligations of any Subsidiary under the terms of such Seller Benefit Plans or to restrict existing rights of any Subsidiary to terminate or modify such Seller Benefit Plans.

          SECTION 6.02.  Cash Compensation.  For a period of one year following
                         -----------------
the Closing Date (or, if shorter, such period of time following the Closing during which such Employee is employed by the Purchaser or any of its Affiliates), the Purchaser shall ensure that each Employee shall continue to be paid base salary at no lower a rate than that in effect on the Closing Date with respect to such Employee; provided, however, that the Purchaser may make
                          --------  -------
appropriate adjustments to such salary based on merit and performance in a manner consistent with the treatment of other similarly situated employees of the Purchaser and its Affiliates.

          SECTION 6.03.  401(k) Plan.  Effective as of the Closing Date, all
                         -----------
Employees who are participants ("401(k) Plan Participants") in the Sulzer Medica
                                 ------------------------
USA Inc. Retirement Plan (the "Seller 401(k) Plan") shall no longer accrue
                               ------------------
benefits under the Seller 401(k) Plan and the Seller shall take all actions necessary to achieve this result. As of the Closing Date, the Seller shall cause each such 401(k) Plan Participant to be fully vested in such person's account balance in the Seller 401(k) Plan. As soon as practicable following the Closing Date, the Seller shall cause the transfer of an amount representing the aggregate account balances of the 401(k) Plan Participants determined as of the plan valuation date coinciding with or next following the Closing Date, adjusted for the actual return thereon from such valuation date to the date of account balance transfer, to the trustee, designated by the Purchaser, of a qualified trust established or maintained by the Purchaser as described in the immediately succeeding sentence; provided, however, that no transfer will occur until the
                     --------  -------
Purchaser completes a due diligence review with respect to the Seller 401(k) Plan that the Purchaser deems reasonably necessary to protect the qualified status of the transferee plan. On or as soon as practicable following the Closing Date, the Purchaser shall establish or make available to the 401(k) Plan Participants a savings plan intended to be qualified under Sections 401(a) and 401(k) of the Code (the "Purchaser Plan"), which shall provide (a) for immediate
                         --------------
eligibility after participation for each 401(k) Plan Participant, (b) each such 401(k) Plan Participant with an account balance that, following the transfer described in the preceding sentence, is at least equal to the amount transferred to the Purchaser Plan in respect of such participant's interest in the Seller 401(k) Plan and (c) vesting and eligibility provisions that are no less favorable than those of the Seller 401(k) Plan as of the Closing Date. The Purchaser Plan shall accept the transfer of outstanding loans to 401(k) Plan Participants from the Seller 401(k) Plan with respect to the 401(k) Plan Participants who are employees of the Purchaser or the Subsidiaries on the transfer date and shall provide for the continued administration of such transferred loans in accordance with the provisions of the Purchaser Plan. The Purchaser shall provide the Seller with a legal opinion or other assurance, reasonably satisfactory to the Seller, of the Purchaser Plan's qualification under Sections 401(a) and 401(k) of the Code.


                                  ARTICLE VII

                                  TAX MATTERS

          SECTION 7.01.  Indemnity.  (a)  With respect to the sale of the
                         ---------
Shares, the Seller agrees to indemnify and hold harmless the Purchaser against the following Taxes (except to the extent that such Taxes are attributable to Taxes that have been specifically reserved for on the Closing Balance Sheet) and, except as otherwise provided in Section 7.04, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such
Taxes: (i) Taxes imposed on any Subsidiary with respect to any Pre-Closing Taxable Period or that are allocable to any Subsidiary pursuant to Section 7.01(b) for a Pre-Closing Taxable Period; (ii) Taxes imposed on any member of any affiliated group with which any of the Subsidiaries file or have filed a Tax Return on a consolidated or combined basis for a Taxable period beginning before the Closing Date; and (iii) Taxes imposed on any Subsidiary as a result of any breach of warranty or misrepresentation under Section 3.18. The Purchaser shall be responsible for Taxes and associated expenses with respect to the Shares and the sale thereof not allocated to the Seller pursuant to the preceding sentence.

          (b) In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Tax that is allocable to the Pre-Closing Taxable Period shall be:

          (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 7.06), deemed equal to the amount that would be payable if the Taxable year ended with the Closing Date; and

          (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of any Subsidiary or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

          SECTION 7.02.  Tax Returns and Payments.  (a) With respect to each
                         ------------------------
federal, state, local, canton, provincial or national income Tax Return of any jurisdiction that is filed by the Seller, as the reporting entity, on a consolidated, combined, group or unitary basis, the Seller shall cause to be included in such Tax Return for the period ending on or before, or that include the Closing Date, all items of income, gain, loss, deduction and credit or other items (collectively, "Tax Items") of the Subsidiaries that are required to be
                      ---------
included therein, shall file timely such Tax Return with the appropriate Taxing Authority and shall timely pay all Taxes due with respect to the periods covered by such Tax Return.

          (b) With respect to each separate company Tax Return and each consolidated, combined, group or unitary Tax Return (other than the Tax Returns described in Section 7.02(a)) covering a Taxable period ending on or before the Closing Date that is required to be filed after the Closing Date for, by or with respect to any of the Subsidiaries, the Seller shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, and shall cause the original of such Tax Return to be delivered, along with the amount of any Tax required to be paid with such Tax Return, to the Purchaser at least ten calendar days prior to the due date (including extensions) of such Tax Return. The Purchaser shall cause such Tax Return to be timely filed and shall remit the amount of any Taxes paid by the Seller pursuant to this paragraph (b) to the appropriate Taxing Authority.

          (c) With respect to each Tax Return (other than the Tax Returns described in Section 7.02(a)), covering a Straddle Period that is required to be filed for, by or with respect to any of the Subsidiaries (a "Straddle Period
                                                             ---------------
Return"), the Purchaser shall cause such Straddle Period Return to be prepared
------
and shall cause to be included in such Straddle Period Return all Tax Items required to be included therein. The Purchaser shall determine in accordance with the provisions of Section 7.01(b), subject to review and agreement by the Seller, the portion, if any, of the Tax due with respect to the period covered by such Straddle Period Return which is attributable to the Pre-Closing Taxable Period. At least twenty calendar days prior to the due date (including extensions) of such Straddle Period Return, the Purchaser shall deliver to the Seller a copy of such Straddle Period Return along with the Purchaser's calculation of the amount of Tax attributable to the Pre-Closing Taxable Period. The Purchaser shall cause the respective Subsidiary to file timely such Straddle Period Return with the appropriate Taxing Authority and to pay timely the amount of Taxes shown to be due on such Straddle Period Return.

          (d) When all such Straddle Period Returns have been filed, the Purchaser shall prepare a statement within twenty calendar days of the filing of the final Straddle Period Return showing the aggregate amount of Taxes allocable to the Pre-Closing Taxable Period as reflected on such Straddle Period Returns (the "Final Tax Amount") and shall submit such statement to the Seller for
      ----------------
review and agreement thereupon by the parties hereto. Upon agreement by the parties hereto on the amount of the Final Tax Amount, to the extent the Final Tax Amount exceeds the sum of (i) the aggregate amount of Taxes previously paid by the Seller with respect to any Straddle Period plus (ii) the aggregate amount of Taxes accrued on the Closing Balance Sheet (the sum of (i) and (ii) is referred to as the "Total Straddle Tax"), the Seller shall promptly pay to the Purchaser such excess amount. To the extent the total Straddle Tax is greater than the Final Tax Amount, the Purchaser shall promptly pay the Seller such excess amount. If, with respect to any Straddle Period Return, the Purchaser and the Seller are unable to agree on the amount of Taxes allocable to the Pre-Closing Taxable Period, the resolution of such dispute shall be referred to an Independent Accounting Firm (as defined in Section 2.08(b)(ii)) and the decisions of such firm shall be final and binding on the Seller and the Purchaser.

          (e) All Tax Returns to be prepared pursuant to this Section 7.02 shall be prepared in a manner consistent with practices followed in prior years except for changes required by Law.

          SECTION 7.03.  Refunds.  Any Tax refund (including any interest with
                         -------
respect thereto) relating to any Subsidiary for any Taxable period prior to the Closing Date (except for any refund included on the Closing Balance Sheet, which shall be the property of the Purchaser, and if paid to the Seller, shall be paid over promptly to the Purchaser) shall be the property of the Seller, and if received by the Purchaser or any Subsidiary shall be paid over promptly to the Seller. The Purchaser shall not elect to carry back any loss or credit arising after the Closing Date to a Taxable period beginning before the Closing Date.

          SECTION 7.04.  Contests.  (a)  If a claim shall be made by any Taxing
                         --------
Authority that, if successful, would result in the indemnification of a party (the "Tax Indemnified Party") under this Article VII, the Tax Indemnified Party
      ---------------------
shall promptly notify the party (the "Tax Indemnifying Party") obligated under
                                      ----------------------
this Article VII to indemnify the Tax Indemnified Party in writing of such fact; provided, however, that a failure to give such notice shall not affect the Tax
--------  -------
Indemnified Party's right to indemnification under this Article VII except to the extent, if any, that, but for such failure, the Tax Indemnifying Party could have avoided all or a portion of the Tax Liability in question. Such notice shall contain factual information (to the extent known to the Tax Indemnified Party) describing the asserted Tax Liability in reasonable detail and shall include copies of any notice or other document received from any Taxing Authority in respect of such asserted Tax Liability. If a request is made by any Taxing Authority to interview, depose or otherwise question any employee of or service provider to the Tax Indemnified Party with respect to any matter subject to indemnification under Article VII, including without limitation any summons or subpoena (collectively "Interview"), then the Tax Indemnified Party shall notify and consult with the Tax Indemnifying Party before consenting to any such Interview, and take such actions with respect to such Interview request as the Tax Indemnifying Party reasonably requests.

          (b) The Tax Indemnifying Party shall determine the method of any contest of any claim under Section 7.04(a) and shall control the conduct thereof; provided, however, that the Tax Indemnifying Party shall permit the Tax
         --------  -------
Indemnified Party to consult, at its own expense, with the Tax Indemnifying Party in such defense through counsel chosen by the Tax Indemnified Party. If the contest or appeal of such claim requires that all or a portion of the contested Taxes (or a bond in respect thereof) be paid as a jurisdictional prerequisite, the Tax Indemnifying Party shall advance to the Tax Indemnified Party the amount of such Taxes or fee for such bond (but in no event shall the amount of such advance exceed the Tax Indemnifying Party's liability under this Agreement). The Tax Indemnified Party shall take such action in connection with contesting such claim as the Tax Indemnifying Party shall request in writing from time to time, including the selection of counsel and experts and the execution of powers of attorney; provided, however, that the Tax Indemnified
                                 --------  -------
Party shall not be required to take any such action unless, within 30 calendar days after delivery of the notice required by Section 7.04(a) to the Tax Indemnifying Party (or such earlier date that any payment of Taxes is due by the Tax Indemnified Party but in no event earlier than ten calendar days after the Tax Indemnifying Party's receipt of such notice), the Tax Indemnifying Party requests that such claim be contested and agrees to pay to the Tax Indemnified Party any and all reasonable out-of-pocket costs and expenses incurred by the Tax Indemnified Party in connection with contesting such claim, including, without limitation, the reasonable fees of outside advisors, attorneys and accountants. The Tax Indemnified Party shall not be required to make any payment of such claim for at least 30 calendar days (or such shorter period as may be required by applicable Law) after the delivery of the notice required by this subsection, shall give to the Tax Indemnifying Party any information reasonably requested by the Tax Indemnifying Party relating to such claim, and otherwise shall cooperate with the Tax Indemnifying Party in order to contest effectively any such claim. Notwithstanding the provisions of this Section 7.04(b) the Tax Indemnifying Party shall not settle any claim or take any other action if, as a result of such action, the Taxes payable by Purchaser for a taxable period not covered by the indemnity pursuant to Section 7.01(a) would be materially increased and such increase would create a permanent difference in Purchaser's aggregate Tax Liability for taxable periods after the Closing Date taking into account any deductions or other Tax benefits related to the matters settled.

          (c) Subject to the provisions of Section 7.04(b), the Tax Indemnified Party shall enter into a settlement of such contest with the applicable Taxing Authority or prosecute such contest to a determination in a court, all as the Tax Indemnifying Party may request.

          (d) Promptly after the extent of the liability of the Tax Indemnified Party with respect to a claim shall be established by the final judgment or decree of a court or a final and binding settlement with a Taxing Authority having jurisdiction thereof, the Tax Indemnifying

Party shall pay, subject to Sections 9.02(b), 9.03(b) and 9.03(d), to the Tax Indemnified Party the amount of any Taxes to which the Tax Indemnified Party may become entitled by reason of the provisions of this Section 7.04.

          (e) Notwithstanding anything to the contrary in this Article VII, any interest, penalties, fines, assessments or additions to any Tax resulting from or attributable to the failure of the Tax Indemnified Party to act in a timely manner, including in filing Tax Returns, responding to Tax audits or other inquiries or making payments, shall not be indemnifiable hereunder and shall be the sole responsibility of the Tax Indemnified Party.

          (f) The indemnification provided in this Article VII shall be the sole remedy for any claim in respect of Taxes. In the event of a conflict between the provisions of this Article VII and any other provisions of this Agreement (except for Sections 9.02(b), 9.03(b) and 9.03(d)), the provisions of this Article VII shall control.

          SECTION 7.05.  Cooperation and Exchange of Information.  Upon the
                         ---------------------------------------
terms set forth in Section 5.03 of this Agreement, the Seller and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any of the Subsidiaries or any part of the Electrophysiology Business from the Purchaser. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Taxing Authorities. The Seller and the Purchaser shall make their respective employees and the employees of their Affiliates available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the Seller and the Purchaser shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Subsidiaries for each Taxable period first ending after the Closing Date and for all prior Taxable periods until the later of (i) the expiration of the period of limitations for the assessment of Taxes applicable to the relevant Taxable periods to which such Tax Returns and other documents relate, without regard to extensions of the period of limitations except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (including extension) for such Tax Returns. Any information obtained under this Section 7.05 shall be kept confidential in accordance with Section 5.02 except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

          SECTION 7.06.  Conveyance Taxes.  The Seller shall be liable for all
                         ----------------
real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the sale and transfer of the Sulzer Assets contemplated by this Agreement and the Asset Transfer and Assumption Agreements (the "Asset Transfer
                                                                 --------------

Taxes"). The Purchaser and the Seller shall each be liable for 50% of all real
-----
property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes other than the Asset Transfer Taxes which become payable in connection with the transactions contemplated by this Agreement. The Seller and the Purchaser shall cooperate to file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Seller and the Purchaser shall execute and deliver all instruments and certificates necessary to comply with the foregoing.

          SECTION 7.07.  Miscellaneous.  (a)  The Seller and the Purchaser agree
                         -------------
to treat all payments made by either of them to or for the benefit of the other (including any payments to any Subsidiary) under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise.

          (b) There is no contract, plan or arrangement covering any Person that, individually or collectively, reasonably would be expected to give rise to the payment of any amount that would not be deductible by the Seller or any Subsidiary by reason of Section 280G of the Code.

          (c) Any Tax sharing agreement or arrangement between the Seller and any Subsidiary shall be deemed to be canceled at the Closing with respect to such Subsidiary unless terminated prior to the Closing.

          (d) Notwithstanding any provision in this Agreement to the contrary, the obligations of the Seller to indemnify and hold harmless the Purchaser and the Subsidiaries pursuant to this Article VII, and the representations and warranties contained in Section 3.18, shall terminate at the close of business on the 60th calendar day following the expiration of the period of limitations for the assessment of Taxes applicable to the Tax Liabilities in question.

          (e) For purposes of this Article VII, "the Purchaser" and "the Seller", respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member (other than the Subsidiaries, except to the extent expressly referenced).

                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

          SECTION 8.01.  Conditions to Obligations of the Seller.  The
                         ---------------------------------------
obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a)  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
     and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (provided, however, that if any
                                                --------  -------
     portion of any representation or warranty is already qualified by materiality or similar qualifiers, for purposes of determining whether this
     Section 8.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), except as would not, individually or in the aggregate, materially and adversely affect the consummation of the transactions contemplated by this Agreement; the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or before the Closing shall have been complied with in all material respects; and the Seller shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

          (b)  Competition Waiting Period.  Any waiting period (including any
               --------------------------
     extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated, and all consents, authorizations, orders and approvals required pursuant to any antitrust or competition Law in any jurisdiction which is material to the Electrophysiology Business shall have been obtained;

          (c)  No Order.  No Governmental Authority shall have enacted, issued,
               --------
     promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions;

          (d)  Ancillary Agreements.  The Purchaser shall have duly executed and
               --------------------
     delivered to the Seller counterparts of each of the Ancillary Agreements;

          (e)  Resolutions.  The Seller shall have received a true and complete
               -----------
     copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby; and

          (f)  Incumbency Certificate.  The Seller shall have received a
               ----------------------
     certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the Ancillary Agreements.

          SECTION 8.02.  Conditions to Obligations of the Purchaser.  The
                         ------------------------------------------
obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a)  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
     and warranties of the Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (provided,
                                                                  --------
     however, that if any portion of any representation or warranty is already
     -------
     qualified by materiality, Material Adverse Effect or similar qualifiers, for purposes of determining whether this Section 8.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), other than such representations and warranties as are made as of another date, except as would not have, individually or in the aggregate, a Material Adverse Effect; the covenants and agreements contained in this Agreement to be complied with by the Seller at or before the Closing shall have been complied with in all material respects; and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

          (b)  Competition Waiting Period.  Any waiting period (including any
               --------------------------
     extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated, and all consents, authorizations, orders and approvals required pursuant to any antitrust or competition Law in any jurisdiction which is material to the Electrophysiology Business shall have been obtained;

          (c)  No Order.  No Governmental Authority shall have enacted, issued,
               --------
     promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions;

          (d)  Ancillary Agreements.  The Seller or the appropriate Asset Seller
               --------------------
     shall have duly executed and delivered to the Purchaser each of the Ancillary Agreements;

          (e)  Legal Opinion.  The Purchaser shall have received one or more
               -------------
     legal opinions, in form and substance reasonably satisfactory to the Purchaser, from Shearman & Sterling or in-house legal counsel of the Seller or its Affiliates, or such other legal counsel reasonably satisfactory to the Purchaser, substantially to the effect set forth in Sections 3.01, 3.02, 3.03 and the antepenultimate and penultimate sentences of Section 3.04(b) (provided, however, that no legal opinion shall be required
              --------  -------
     pursuant to this Section 8.02(e) with respect to any Subsidiary or Asset Seller that is not incorporated under the laws of a State of the United States);

          (f)  Employment Agreements. Sales Representatives in the United States
               ---------------------
     who are responsible for at least 50% of Designated Sales, as contemplated by Section 2.04(b), shall have entered into Employment Agreements (and the conditions precedent in such Employment Agreements (other than the occurrence of the Closing) shall have been satisfied or waived);

          (g)  Resolutions.  The Purchaser shall have received a true and
               -----------
     complete copy, certified by the Secretary or an Assistant Secretary of the Seller and each Asset Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller and each Asset Seller evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is to be a party and the consummation of the transactions contemplated hereby and thereby;

          (h)  Incumbency Certificate.  The Purchaser shall have received a
               ----------------------
     certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the Ancillary Agreements;

          (i)  Resignations.  The Seller shall have delivered to the Purchaser
               ------------
     written resignations dated as of the Closing Date or evidence of removal reasonably satisfactory to the Purchaser on or prior to the Closing Date of all of the directors of each Subsidiary; and

          (j)  Production Capacity.  The Electrophysiology Business shall, as of
               -------------------
     the Closing Date, have available to it manufacturing facilities and related personnel to operate such facilities adequate to substantially fulfill the currently anticipated production requirements of the Electrophysiology Business.

                                  ARTICLE IX

                                INDEMNIFICATION

          SECTION 9.01.  Survival of Representations and Warranties and Certain
                         ------------------------------------------------------
Indemnities.  (a)  Subject to the limitations and other provisions of this
-----------
Agreement, the representations and warranties of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect until the second anniversary of the Closing Date; provided, however, that (i) the
                                            --------  -------
representations and warranties set forth in Section 3.18 shall survive as provided in Section 7.07(d), (ii) insofar as any claim is made by a Purchaser Indemnified Party for the breach of the representation warranty of the Seller contained in the penultimate sentence of Section 3.21 (a "Product Liability
                                                          -----------------
Claim"), such representation and warranty shall, for purposes of such claim by
-----
the Purchaser, survive for a period of ten years following the Closing Date,
(iii) the representations and warranties set forth in Section 3.01 through
Section 3.04 shall, subject to applicable statutes of limitations, survive indefinitely, (iv) the representations and warranties set forth in Section 3.13 shall not survive the Closing and shall have no force or effect following the Closing, and (v) the representations and warranties set forth in Section 3.14 that are not qualified by knowledge shall not survive the Closing and shall have no force or effect following the Closing. The indemnities contemplated by this
Article IX shall remain in full force and effect, notwithstanding any investigation made by any Person at any time and shall survive indefinitely with respect to any claim made by any Purchaser Indemnified Party or Seller Indemnified Party prior to the end of the applicable survival period set forth in this Section 9.01(a) or in Section 9.01(b).

          (b) Notwithstanding anything to the contrary in this Agreement, the obligation of the Seller to indemnify and hold harmless the Purchaser Indemnified Parties pursuant to Section 9.03(c) shall expire on the tenth anniversary of the Closing Date and thereafter no claim may be asserted nor may any action be commenced against the Seller pursuant to Section 9.03(c).

          (c) Notwithstanding anything to the contrary in this Agreement, subject to applicable statutes of limitations, the obligation of the Seller to indemnify and hold harmless the Purchaser Indemnified Parties pursuant to Sections 9.03(a)(ii), 9.03(a)(iii), 9.03(a)(iv) and 9.03(a)(v) shall survive indefinitely.

          SECTION 9.02.  Indemnification by the Purchaser.  (a)  The Purchaser
                         --------------------------------
agrees, subject to the other terms and conditions of this Agreement, to indemnify the Seller and its Affiliates, officers, directors, employees, agents, representatives, successors and assigns (each a "Seller Indemnified Party")
                                                 ------------------------
against and hold them harmless from all Liabilities, obligations, judgments, penalties, fines, losses, damages, claims, costs and expenses (including reasonable attorney's, consultants' and experts' fees) (collectively, "Losses")
                                                                       ------
actually incurred by them arising out of or relating to (i) the breach of any representation or warranty of the Purchaser herein or in the Ancillary Agreements (provided, however, that if any portion of
                                       --------  -------
any representation or warranty is qualified by "materiality" or similar qualifiers, for purposes of determining whether such representation or warranty has been breached for purposes of this Section 9.02(a)(i), such portion of such representation or warranty shall be read as is if not so qualified),(ii) the breach of any covenant or agreement of the Purchaser herein (other than Article VII, it being understood that the sole remedy for breach thereof shall be pursuant to Article VII) or in the Ancillary Agreements, (iii) all claims by third parties that arise out of, or relate to, the use, after the Closing Date, by the Purchaser or any of its Affiliates or the Subsidiaries of any Retained Name or Mark and (iv) the conduct of the Electrophysiology Business following the Closing (except for any such Losses arising out of or in any way related solely to any breach of any covenant, agreement, representation or warranty by the Seller herein or for which the Seller is required to provide indemnification pursuant to Section 9.03, 5.18, 5.19 or 5.20). Notwithstanding anything in
Article IX to the contrary, the sole remedy for breach of the representations, warranties, covenants and agreements arising under Article VII shall be pursuant to Article VII. Notwithstanding anything in Article IX to the contrary, no claim may be asserted nor may any action be commenced against the Purchaser pursuant to Section 9.02(a)(i), unless written notice of such claim or action is received by the Purchaser describing in reasonable detail, in light of the information available to the Seller, the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.01. Notwithstanding anything to the contrary in this Agreement, no claim may be made against the Purchaser for indemnification pursuant to Section 9.02(a)(i) with respect to any individual item of Loss or items of Losses arising out of substantially similar facts and circumstances, unless such item or items of Losses exceed $100,000, and no claim may be made against the Purchaser pursuant to Section 9.02(a)(i) unless the aggregate of all Losses to the Seller Indemnified Parties shall exceed $8 million, and the Purchaser shall then be required to pay or be liable for the entire amount of any such Losses. Notwithstanding anything to the contrary in this Agreement, no Seller Indemnified Party shall be indemnified pursuant to
Section 9.02(a)(i), if and to the extent that the aggregate of all Losses of the Seller Indemnified Parties for which the Seller Indemnified Parties shall have received indemnification pursuant to Section 9.02(a)(i), shall have exceeded an amount equal to 30% of the Base Purchase Price.

          (b) Payments by the Purchaser pursuant to Section 9.02(a) shall be limited to the amount of any Loss that remains after deducting therefrom any Tax benefit to the Seller Indemnified Parties actually realized by the Seller Indemnified Parties and any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by the Seller Indemnified Parties from any third party with respect thereto. The Seller Indemnified Parties shall use all reasonable efforts to seek and recover any Tax benefits, any insurance proceeds and any indemnity, contribution or other similar payments available to each of them with respect to any Loss for which such Seller Indemnified Party seeks indemnification pursuant to Section 7.01 or 9.02(a).

          (c) A Seller Indemnified Party shall give the Purchaser prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which a Seller Indemnified Party has knowledge concerning any Loss as to which a Seller Indemnified Party requests indemnification hereunder; provided, however, that the failure to give such notice shall not relieve the
--------  -------
Purchaser from any Liability or obligation pursuant to this Section 9.02 unless and only to the extent the Purchaser is materially prejudiced thereby. The Purchaser shall have the right to assume and control, through counsel reasonably acceptable to the Seller, the defense or settlement of any such claim or proceeding at its own expense; provided, however, that the Purchaser shall not
                               --------  -------
enter into any settlement, other than a settlement for monetary damages only which includes a release of the Seller Indemnified Party of all liability in connection with such claim or proceeding, without the prior written consent of the Seller Indemnified Party (which consent shall not be unreasonably withheld). If the Purchaser elects to assume the defense of any such claim or proceeding, the Seller Indemnified Party may participate in such defense, but in such case the expenses of the Seller Indemnified Party shall be paid by the Seller Indemnified Party. The Seller Indemnified Party shall provide the Purchaser with reasonable access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Purchaser in the defense or settlement thereof, and the Purchaser shall reimburse the Seller Indemnified Party for all the reasonable out-of-pocket expenses of such Seller Indemnified Party in connection therewith; provided, however, that neither the Seller nor the Purchaser shall be required
--------  -------
pursuant to this Section 9.03 to disclose any privileged information or any attorney work product. If the Purchaser elects to assume the defense of any such claim or proceeding, the Seller Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Purchaser consents in writing to such payment or unless the Purchaser, subject to the last sentence of this Section 9.02(c), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Purchaser is entered against the Seller Indemnified Party for such liability. If the Purchaser shall fail to undertake any such defense, the Seller Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Purchaser's expense. If the Seller Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.02(c) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forgo appeal with respect thereto, then the Seller Indemnified Party shall give the Purchaser prompt written notice thereof and the Purchaser shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

          (d) The Seller hereby acknowledges and agrees that (except in the case of fraud, in which case the Seller reserves any and all rights and remedies available to it) its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby shall be pursuant to the indemnification provisions set forth in Article VII and in this
Article IX and specific performance as contemplated by Section 11.15. In furtherance of the foregoing, the Seller hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against the Purchaser or any of its Affiliates arising under or based upon any Law (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise) with respect to any and all claims relating to the subject matter of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby except as set forth in the preceding sentence (except in the case of fraud, in which case the Seller reserves any and all rights and remedies available to it).

          (e) Except as expressly set forth in this Agreement and the Ancillary Agreements, the Purchaser is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Seller, after the consummation of the purchase and sale of the Electrophysiology Business contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby (except in the case of fraud, in which case the Seller reserves any and all rights and remedies available to it).

          (f) Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not be liable to or otherwise responsible to the Seller or any of its Affiliates or any other Person for consequential, incidental or punitive damages or for diminution in value or lost profits that arise out of or relate to this Agreement or the performance or breach thereof.

          SECTION 9.03.  Indemnification by the Seller.  (a)  The Seller agrees,
                         -----------------------------
subject to the other terms and conditions of this Agreement, to indemnify the Purchaser and its Affiliates, officers, directors, employees, agents, representatives, successors and assigns (each a "Purchaser Indemnified Party")
                                                 ---------------------------
against and hold them harmless from all Losses actually incurred by them arising out of or relating to (i) the breach of any representation or warranty of the Seller herein (other than breaches of representations or warranties in Section
3.13 or breaches of representations or warranties in Section 3.14 that are not qualified by knowledge) or in the Ancillary Agreements (provided, however, that
                                                        --------  -------
if any portion of any representation or warranty is qualified by "materiality", "Material Adverse Effect" or similar qualifier, for purposes of determining whether such representation or warranty has been breached for purposes of this
Section 9.03(a)(i) such portion of such representation or warranty shall be read as is if not so qualified), (ii) the breach of any covenant or agreement of the Seller herein or in the Ancillary Agreements, (iii) all Liabilities to any Person arising under or in connection with the agreements set forth in Section 9.03(a) of the Disclosure Schedule (iv) all Liabilities arising under or in connection with the Hirschman Litigation and (v) the Excluded Liability. Notwithstanding anything in Article IX to the contrary, the sole remedy for breach of the representations, warranties, covenants and agreements arising under Section 3.18 and Article VII shall be pursuant to Article VII. Notwithstanding anything in this Article IX to the contrary, no claim may be asserted nor may any action be commenced against the Seller pursuant to Section 9.03(a)(i) or Section 9.03(c) unless written notice of such claim or action is received by the Seller describing in reasonable detail, in light of the information available to the Purchaser, the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty or obligation to indemnify on which such claim or action is based ceases to survive or expires as set forth in Section 9.01.

          (b) Notwithstanding anything to the contrary in this Agreement, no claim may be made against the Seller for indemnification pursuant to Section 9.03(a)(i) (except with respect to a Product Liability Claim) with respect to any individual item of Loss or items of Losses arising out of substantially similar facts and circumstances, unless such item or items of Losses exceed $100,000, and no claim may be made against the Seller pursuant to Section 9.03(a)(i) (except with respect to a Product Liability Claim) unless the aggregate of all such Losses of the Purchaser Indemnified Parties referred to in
Section 9.03(a)(i) (other than those with respect to a Product Liability Claim) shall exceed $8 million (the "Basket Amount"), and the Seller shall then be
                              -------------
required to pay or be liable for the entire amount of any such Losses. Notwithstanding anything in this Agreement to the contrary, no Purchaser Indemnified Party shall be indemnified pursuant to Sections 7.01(a) and 9.03(a)(i) if, and to the extent that the aggregate of all Losses of the Purchaser Indemnified Parties for which the Purchaser Indemnified Parties previously shall have received indemnification pursuant to Section 9.03(a)(i), together with the aggregate of all amounts with respect to Taxes for which the Purchaser previously shall have received indemnification pursuant to Section 7.01(a), shall have exceeded an amount equal to 30% of the Base Purchase Price (the "Indemnification Cap"). Notwithstanding anything to the contrary in this
      -------------------
Agreement, a Purchaser Indemnified Party shall be permitted to make a claim against the Seller for indemnification pursuant to (i) Sections 9.03(a)(ii), 9.03(a)(iii), 9.03(a)(iv) and 9.03(a)(v), (ii) Section 9.03(a)(i) with respect to a Product Liability Claim,(iii) a claim for breach of a representation or warranty set forth in Section 3.01 through 3.04 or (iv) Section 9.03(c), regardless of whether or not the aggregate of all Losses pursuant to Section 9.03(a)(i) exceeds the Basket Amount or the Indemnification Cap (and the Purchaser Indemnified Party shall be entitled to recover the full amount of any Losses that the Seller is required by this Agreement to pay to the Purchaser Indemnified Parties with respect to such claim).

          (c) The Seller agrees, subject to the other terms and conditions of this Agreement, to indemnify the Purchaser Indemnified Parties against and hold them harmless from (i) 75% of the first $50 million of Environmental Losses,
(ii) 90% of the next $100 million of Environmental Losses and (iii) 100% of all Environmental Losses in excess of $150 million. "Environmental Losses" means Losses actually incurred by the Purchaser Indemnified Parties arising out of or relating to any Environmental Condition (including, without limitation, (x) the presence of Hazardous Substances at, on, or under, the migration of Hazardous Substances to or from, the transportation of Hazardous Substances to or from, or the disposal or recycling at any location of any Hazardous Substances generated at any premises or property currently or formerly owned, leased, occupied or used by or in connection with the Electrophysiology Business at or prior to the Closing or (y) any violation of or non-compliance with any Environmental Law) relating to the Electrophysiology Business occurring at or prior to the Closing.

          (d) Payments by the Seller pursuant to Section 7.01(a), Section 9.03(a) and Section 9.03(c) shall be limited to the amount of any Loss that remains after deducting therefrom (i) any Tax benefit to the Purchaser Indemnified Parties actually realized by the Purchaser Indemnified Parties, (ii) any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by the Purchaser Indemnified Parties from any third party with respect thereto, and (iii) any reserves provided for the item in question in the Closing Balance Sheet. The Purchaser Indemnified Parties shall use all reasonable efforts to seek and recover any Tax Benefits, any insurance proceeds and any indemnity, contribution or similar payments available to each of them with respect to any Loss for which such Purchaser Indemnified Party seeks indemnification pursuant to Section 7.01(a), Section 9.03(a) or Section 9.03(c).

          (e) A Purchaser Indemnified Party shall give the Seller prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which such Purchaser Indemnified Party has knowledge concerning any Loss as to which such Purchaser Indemnified Party requests indemnification hereunder; provided, however, that the failure to give such notice shall not
           --------  -------
relieve the Seller from any Liability or obligation pursuant to this Section
9.03 unless and only to the extent that the Seller is materially prejudiced thereby. (The Seller hereby acknowledges receipt of notice from the Purchaser with respect to any Losses arising under or in connection with the agreements set forth in Section 9.03(a) of the Disclosure Schedule.) The Seller shall have the right to assume and control, through counsel reasonably acceptable to the Purchaser, the defense or settlement of any such claim or proceeding at its own expense; provided, however, that the Seller shall not enter into any settlement,
         --------  -------
other than a settlement for monetary damages only which includes a release of the Purchaser Indemnified Party of all liability in connection with such claim or proceeding, without the prior written consent of the Purchaser Indemnified Party (which consent shall not be unreasonably withheld). If the Seller elects to assume the defense of any such claim or proceeding, the Purchaser Indemnified Party may participate in such defense, but in such case the expenses of the Purchaser Indemnified Party shall be paid by the Purchaser Indemnified Party. The Purchaser Indemnified Party shall provide the Seller with reasonable access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Seller in the defense or settlement thereof, and the Seller shall reimburse the Purchaser Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith; provided, however, that neither the Purchaser or the
                      --------  -------
Seller shall be required pursuant to this Section 9.03 to disclose any privileged information or any attorney work product. If the Seller elects to assume the defense of any such claim or proceeding, the Purchaser Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Seller consents in writing to such payment or unless the Seller, subject to the last sentence of this Section 9.03(e), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Seller is entered against the Purchaser Indemnified Party for such liability. If the Seller shall fail to undertake any such defense, the Purchaser Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Seller's expense. If the Purchaser

Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.03(e) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forgo any appeal with respect thereto, then the Purchaser Indemnified Party shall give the Seller prompt written notice thereof and the Seller shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

          (f) The Purchaser hereby acknowledges and agrees (except in the case of fraud, in which case the Purchaser reserves any and all rights and remedies available to it) that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including, without limitation, all claims with respect to matters relating to Intellectual Property, shall be pursuant to the indemnification provisions set forth in Sections 5.18, 5.19 or 5.20, Article VII and in this Article IX and specific performance as contemplated by Section 11.15. In furtherance of the foregoing, the Purchaser hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against the Seller or any of its Affiliates arising under or based upon any Law (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise) with respect to any and all claims relating to the subject matter of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby except as set forth in the preceding sentence (except in the case of fraud, in which case the Purchaser reserves any and all rights and remedies available to it).

          (g) Except as expressly set forth in this Agreement and the Ancillary Agreements, the Seller is not making any representation, warranty, covenant or agreement with respect to the Electrophysiology Business or any other matter contained herein, including without limitation, with respect to matters related to Intellectual Property. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Purchaser, after the consummation of the purchase and sale of the Electrophysiology Business contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby (except in the case of fraud, in which case the Purchaser reserves any and all rights and remedies available to it).

          (h) Notwithstanding anything to the contrary in this Agreement, the Seller shall not be liable to or otherwise responsible to the Purchaser or any of its Affiliates or any other Person for consequential, incidental or punitive damages or for diminution in value or lost profits that arise out of or relate to this Agreement or the performance or breach thereof.

                                   ARTICLE X

                            TERMINATION AND WAIVER

          SECTION 10.01.  Termination.  This Agreement may be terminated at any
                          -----------
time prior to the Closing:

          (a)  by the mutual written consent of the Seller and the Purchaser; or

          (b) by either the Seller or the Purchaser, if the Closing shall not have occurred prior to March 31, 1999; provided, however, that the right to
                                            --------  -------
     terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

          (c) by either the Seller or the Purchaser, in the event of the issuance of a final, nonappealable Governmental Order restraining or prohibiting the transactions contemplated hereby; or

          (d) by the Purchaser if, between the date hereof and the time scheduled for the Closing, the Seller shall not have complied in all material respects with any material covenant or agreement to be complied with by it and contained in this Agreement;

          (e) by the Seller if, between the date hereof and the time scheduled for the Closing, the Purchaser shall not have complied in all material respects with any material covenant or agreement to be complied with by it and contained in this Agreement;

          (f) by the Seller, (i) at any time during the period commencing on the 46th calendar day after the date of this Agreement and ending 10 Business Days from the date thereof, if Sales Representatives in the United States who are responsible for at least 25% of the Designated Sales have not entered into Employment Agreements (and with respect to whom all conditions precedent (other than the occurrence of the Closing) in such Employment Agreements have not been satisfied or waived) within 45 calendar days after the date of this Agreement and the Purchaser has not irrevocably waived the condition set forth in Section 8.02(f) or (ii) the Purchaser has failed to comply with the covenants and agreements set forth in the last sentence of Section 2.04(b) such that the Seller has not been notified whether Sales Representatives in the United States who are responsible for at least 25% of Designated Sales have entered into Employment Agreements within 45 calendar days after the date of this Agreement; or

          (g) by the Seller, (i) at any time during the period commencing on the 61st calendar day after the date of this Agreement and ending 10 Business Days from the date thereof, if Sales Representatives in the United States who are responsible for at least 50% of the Designated Sales have not entered into Employment Agreements (and with respect to whom all conditions precedent (other than the occurrence of the Closing) in such Employment Agreements have not been satisfied or waived) within 60 calendar days after the date of this Agreement and the Purchaser has not irrevocably waived the condition set forth in Section 8.02(f) or (ii) the Purchaser has failed to comply with the covenants and agreements set forth in the last sentence of Section 2.04(b) such that the Seller has not been notified whether Sales Representatives in the United States who are responsible for at least 50% of Designated Sales have entered into Employment Agreements within 60 calendar days after the date of this Agreement.

          SECTION 10.02.  Effect of Termination.  (a)  In the event of the
                          ---------------------
termination of this Agreement by either party prior to the consummation of the Closing pursuant to any provision of this Agreement:

          (i) the Seller shall, within three business days after such termination, deliver or cause to be delivered to the Purchaser an executed counterpart of the Settlement Agreement; and

          (ii) the Purchaser shall, within three business days after such termination, deliver or cause to be delivered to the Seller: (A) an executed counterpart of the Settlement Agreement and (B) $200,000,000 in cash; provided, however, that if the Agreement is terminated by either
           --------  -------
     party pursuant to Section 10.01(b) and the condition set forth in Section 8.02(f) is not fulfilled as of the date of such termination (or irrevocably waived by the Purchaser prior to the third Business Day before March 31,
     1999), the amount of the payment shall be $250,000,000 in cash. Such payment shall be made by wire transfer in immediately available funds to an account for the benefit of Sulzer Intermedics Inc. as designated in writing by the Seller to the Purchaser.

          (b)   In the event of termination of this Agreement as provided in
Section 10.01, this Agreement shall forthwith become void and there shall be no further liability on the part of any party hereto (a) except as set forth in Sections 5.02(c), 10.02(a) and 11.01 and (b) nothing herein shall relieve either party from liability for any breach hereof.

          SECTION 10.03.  Waiver.  Either party hereto may (a) extend the time
                          ------
for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                  ARTICLE XI

                              GENERAL PROVISIONS

          SECTION 11.01.  Expenses.  Except as otherwise specified in this
                          --------
Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that no such costs or expenses shall be
                     --------  -------
borne by any Subsidiary.

          SECTION 11.02.  Notices.  All notices, requests, claims, demands and
                          -------
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

          (a)  if to the Seller:

               Sulzer Medica USA Holding Co.
               Zurcherstrasse 12
               8401 Winterthur, Switzerland
               Telecopy No.:  011-41-52-262-0059
               Attention:  Secretary

               with copies to:

               Sulzer Medica USA
               400 Technology Drive
               Angleton, Texas 77515
               Telecopy No.:  (409) 848-4191
               Attention:  Robert Cohen

               and

               Shearman & Sterling
               599 Lexington Avenue
               New York, New York 10022
               Telecopy No.:  (212) 848-7179
               Attention:  Peter D. Lyons, Esq.,
                           Spencer D. Klein, Esq.

          (b)  if to the Purchaser:

               Guidant Corporation
               111 Monument Circle
               Indianapolis, Indiana 46204-5129
               Telecopy:  (317) 971-2141
               Attention:  General Counsel

               with copies to:

               Guidant Corporation
               4100 Hamline Avenue North
               St. Paul, Minnesota 55112
               Telecopy:  (651) 582-2926
               Attention:  General Counsel

               and

               Dewey Ballantine LLP
               1301 Avenue of the Americas
               New York, New York 10019
               Telecopy:  (212) 259-6333
               Attention:  Bernard Kury, Esq.,
                           Jonathan Freedman, Esq.

          SECTION 11.03.  Public Announcements.  Except as required by Law or by
                          --------------------
the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

          SECTION 11.04.  Headings.  The descriptive headings contained in this
                          --------
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 11.05.  Severability.  If any term or other provision of this
                          ------------
Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 11.06.  Entire Agreement.  This Agreement (including the
                          ----------------
Disclosure Schedule and Exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, with respect to the subject matter hereof. In the event of any conflict between the terms of this Agreement and the terms of any Ancillary Agreement, the terms of this Agreement shall prevail.

          SECTION 11.07.  Assignment; Fulfillment of Obligations.  (a)  This
                          --------------------------------------
Agreement shall not be assigned without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser), except that either party hereto may assign its rights hereunder to an Affiliate of such party and the Purchaser may assign its rights hereunder to purchase the Tachycardia Assets to a Subsequent Purchaser solely in connection with the sale or transfer of the Tachycardia Assets pursuant to Section 5.05; provided, however, that any such assignment
                                 --------  -------
shall not relieve the assigning party of its obligations hereunder. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall be permitted to assign its rights under Section 9.03(c) to receive indemnification with respect to a particular parcel of Owned Real Property to a Person who purchases or otherwise acquires such parcel of Owned Real Property from the Purchaser and such rights shall be assignable to any subsequent Person who purchases or otherwise acquires such property.

          (b) Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

          SECTION 11.08.  No Third Party Beneficiaries.  Except as set forth in
                          ----------------------------
the provisions of Article IX relating to the Seller Indemnified Parties or the Purchaser Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any Sales Representatives, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 11.09.  Amendment.  This Agreement may not be amended or
                          ---------
modified except by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser.

          SECTION 11.10.  Governing Law.  This Agreement shall be governed by
                          -------------
the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement or the Ancillary Agreements shall be heard and determined in any New York State or federal court sitting in the City of New York, County of Manhattan, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

          SECTION 11.11.  Payments on Behalf of Affiliates.  Payments made or
                          --------------------------------
received by the Seller pursuant to Article II, Article VII or Article IX hereof shall, in appropriate circumstances, be made on behalf of, or received in trust for the benefit of, the Affiliate of the Seller that is the appropriate seller of Shares. Payments made or received by the Purchaser pursuant to Article II,
Article VII, Article IX or Section 10.02 hereof shall, in appropriate circumstances, be made on behalf of, or received in trust for the benefit of, the relevant Subsidiary or Affiliate of the Purchaser. The Seller or the Purchaser, as the case may be, may direct in writing any such payment to be made by or to the appropriate Affiliate, and the other party shall comply with any such direction received at least two Business Days prior to the date such payment is due.

          SECTION 11.12.  Counterparts.  This Agreement may be executed in one
                          ------------
or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 11.13.  Disclosure Schedule.  The parties hereto acknowledge
                          -------------------
that certain matters set forth in the Disclosure Schedule are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement, and that disclosure of such matters shall not be taken as an admission by the Seller or any of its Affiliates that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement. Disclosure of any fact or item in a section of the Disclosure Schedule shall be deemed to be disclosed with respect to another section if a cross-reference appears.

          SECTION 11.14.  Currency.  Unless otherwise specified in this
                          --------
Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

          SECTION 11.15.  Specific Performance.  The parties hereto agree that
                          --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 11.16.  Waiver of Jury Trial.  Each of the parties hereto
                          --------------------
irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby and for any counterclaim therein.


           [The Remainder of This Page is Intentionally Left Blank]

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              SULZER MEDICA USA HOLDING CO.


                              By: /s/ Dr. Fritz Fahrni
                                  ---------------------------------
                                  Dr. Fritz Fahrni
                                  Agent


                              GUIDANT CORPORATION


                              By: /s/ James M. Cornelius
                                  ---------------------------------
                                  James M. Cornelius
                                  Chairman of the Board of Directors

          SULZER MEDICA LTD. hereby agrees to cause the Seller to perform each and every obligation of the Seller under this Agreement and the Ancillary Agreements (as each may be amended, waived, modified or extended from time to time pursuant to the terms thereof without notice to Sulzer Medica Ltd.) and guarantees the performance thereof. The Purchaser need not exhaust its remedies against the Seller prior to enforcing its rights pursuant to this Guarantee against Sulzer Medica Ltd.

                              SULZER MEDICA USA HOLDING CO.


                              By: /s/ Dr. Fritz Fahrni
                                  ---------------------------------
                                  Dr. Fritz Fahrni
                                  Agent


                              GUIDANT CORPORATION


                              By: /s/ James M. Cornelius
                                  ---------------------------------
                                  James M. Cornelius
                                  Chairman of the Board of Directors

                [EXHIBITS AND SCHEDULES INTENTIONALLY OMITTED]